GREYHOUND FINANCIAL CORPORATION


                          FIFTH AMENDMENT AND RESTATEMENT
                             Dated as of May 18, 1993
                                        of
                                 CREDIT AGREEMENT
                             Dated as of May 31, 1976









              Bank of America National Trust and Savings Association,
                    Chemical Bank and Citibank, N.A., as Agents

                      Citibank, N.A., as Administrative Agent

                                 TABLE OF CONTENTS

                                                                           Page


   ARTICLE I      Definitions  . . . . . . . . . . . . . . . . . . . . . .    1

             SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . .    1

   ARTICLE II          Amount and Terms of the Credit  . . . . . . . . . .    8

             SECTION 2.01.  The Advances . . . . . . . . . . . . . . . . .    8
             SECTION 2.02.  The Advance Accounts . . . . . . . . . . . . .    9
             SECTION 2.03.  Prepayments of Debit Balances  . . . . . . . .    9
             SECTION 2.04.  Making the Advances  . . . . . . . . . . . . .   10
             SECTION 2.05.  Interest . . . . . . . . . . . . . . . . . . .   12
             SECTION 2.06.  Additional Interest on Eurodollar
                            Advances . . . . . . . . . . . . . . . . . . .   13
             SECTION 2.07.  Interest Rate Determination  . . . . . . . . .   13
             SECTION 2.08.  Repayment  . . . . . . . . . . . . . . . . . .   14
             SECTION 2.09.  Increased Costs  . . . . . . . . . . . . . . .   14
             SECTION 2.10.  Facility Fee . . . . . . . . . . . . . . . . .   14
             SECTION 2.11.  Reduction of the Commitments . . . . . . . . .   15
             SECTION 2.12.  Payments and Computations  . . . . . . . . . .   15
             SECTION 2.13.  Compensation . . . . . . . . . . . . . . . . .   16
             SECTION 2.14.  Taxes  . . . . . . . . . . . . . . . . . . . .   16
             SECTION 2.15.  Sharing of Payments, Etc . . . . . . . . . . .   17
             SECTION 2.16.  Status of Prior Agreement  . . . . . . . . . .   17
             SECTION 2.17.  Extension of Commitments . . . . . . . . . . .   18

   ARTICLE III         Representations and Warranties  . . . . . . . . . .   18

             SECTION 3.01.  Representations and Warranties of the
                            Company  . . . . . . . . . . . . . . . . . . .   18

   ARTICLE IV          Covenants . . . . . . . . . . . . . . . . . . . . .   20

             SECTION 4.01.  Affirmative Covenants  . . . . . . . . . . . .   20
             SECTION 4.02.  Negative Covenants . . . . . . . . . . . . . .   22

   ARTICLE V      Conditions of Lending  . . . . . . . . . . . . . . . . .   26

             SECTION 5.01.  Conditions Precedent to Effectiveness  . . . .   26
             SECTION 5.02.  Conditions Precedent to Each Advance . . . . .   26
             SECTION 5.03.  Conditions Precedent to Certain
                            Borrowings . . . . . . . . . . . . . . . . . .   27

   ARTICLE VI          Events of Default . . . . . . . . . . . . . . . . .   27

             SECTION 6.01.  Events of Default  . . . . . . . . . . . . . .   27

   ARTICLE VII         The Administrative Agent, Agents and Co-Agents  . .   29

             SECTION 7.01.  Authorization and Action . . . . . . . . . . .   29
             SECTION 7.02.  Agents' Reliance, Etc  . . . . . . . . . . . .   29
             SECTION 7.03.  Citibank, BofA , Chemical, any Co-Agent
                            and Their Affiliates . . . . . . . . . . . . .   30
             SECTION 7.04.  Lender Credit Decision . . . . . . . . . . . .   30
             SECTION 7.05.  Indemnification  . . . . . . . . . . . . . . .   30
             SECTION 7.06.  Successor Agent  . . . . . . . . . . . . . . .   30

   ARTICLE VIII   Miscellaneous  . . . . . . . . . . . . . . . . . . . . .   31

             SECTION 8.01.  No Waiver; Amendments  . . . . . . . . . . . .   31
             SECTION 8.02.  New Lenders  . . . . . . . . . . . . . . . . .   31
             SECTION 8.03.  Notices, Etc . . . . . . . . . . . . . . . . .   31
             SECTION 8.04   Assignments, Participations, Etc.  . . . . . .   32
             SECTION 8.05.  Costs, Expenses and Taxes  . . . . . . . . . .   34
             SECTION 8.06.  Right of Set-off . . . . . . . . . . . . . . .   34
             SECTION 8.07.  Accounting Terms . . . . . . . . . . . . . . .   34
             SECTION 8.08.  Effectiveness  of  Action by,  or Consent
                            of,
                            Lenders  . . . . . . . . . . . . . . . . . . .   35
             SECTION 8.09.  Several Obligations  . . . . . . . . . . . . .   35
             SECTION 8.10.  Binding Effect . . . . . . . . . . . . . . . .   35
             SECTION 8.11   Severability of Provisions . . . . . . . . . .   35
             SECTION 8.12   Descriptive Headings . . . . . . . . . . . . .   35
             SECTION 8.13.  Governing Law  . . . . . . . . . . . . . . . .   35
             SECTION 8.14.  Execution in Counterparts  . . . . . . . . . .   35
             SECTION 8.15.  Waiver of Trial by Jury  . . . . . . . . . . .   35


   EXHIBIT A      Form of Notice of Borrowing  . . . . . . . . . . . . . .  A-1
   EXHIBIT B      Section 4.01(a) Certificate  . . . . . . . . . . . . . .  B-1
   EXHIBIT C      Assignment and Acceptance  . . . . . . . . . . . . . . .  C-1
   EXHIBIT D      Form of Opinion of W. J. Hallinan, Esq.  . . . . . . . .  D-1
   EXHIBIT E      Form of Extension Request  . . . . . . . . . . . . . . .  E-1
   EXHIBIT F      Form of Promissory Note  . . . . . . . . . . . . . . . .  F-1

   SCHEDULE 1     Lending Offices
   SCHEDULE 2     Exceptions to General Limits on Exposure

                          FIFTH AMENDMENT AND RESTATEMENT
                            Dated as of May 18, 1993 of

                                 CREDIT AGREEMENT
                             Dated as of May 31, 1976,
                               as Heretofore Amended



                  GREYHOUND FINANCIAL CORPORATION (formerly Greyhound Leasing & Financial Corporation), a Delaware corporation (herein called the "Company"), the undersigned lenders (together with each lender which becomes a Lender hereunder pursuant to Sections 8.02 and 8.04, collectively the "Lenders"), the undersigned Co-Agents, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, CHEMICAL BANK, a New York banking corporation, and CITIBANK, N.A., a national banking association, individually and as agents (the "Agents") for the Lenders hereunder, and CITIBANK, N.A., a national banking association, as administrative agent (the "Administrative Agent") for the Lenders hereunder, agree that the Credit Agreement, dated as of May 31, 1976, as heretofore amended, among the Company, the Lenders and the Administrative Agent, is hereby restated and amended to read in its entirety as follows:


                                     ARTICLE I
                                    Definitions

                  SECTION 1.01.  Definitions.   As used in  this Agreement, the
   following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "Advance Accounts" has the  meaning assigned to that  term in
             Section 2.02.

                  "Advance"  shall mean an advance  by a Lender  to the Company pursuant to Article II, and refers to a Base Rate Advance or a Eurodollar Advance (each of which shall be a "Type" of Advance).

                  "Applicable Lending Office" shall  mean, with respect to each
             Lender, (i) such Lender's Domestic Lending Office in the case of a Base Rate Advance and (ii) such Lender's Eurodollar Lending Office in the case of a Eurodollar Advance.

                  "Assignment and Acceptance" has  the meaning assigned to that term in Section 8.04.

                  "Base  Rate"  shall  mean,  for  any  period  (including  any
             Interest Period or portion thereof), a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the sum of (i) the highest of:

                       (a) The rate of interest announced publicly by Citibank in New York, New York from time to time as Citibank's base rate; or

                       (b) the sum of (A) 1/2 of one percent plus (B) the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks (such three-week moving average being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent), by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirements for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month nonpersonal time deposits of at least $100,000), plus
                  (C) the average during such three-week period of the daily net annual assessment rates estimated in good faith by Citibank for determining the current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation for insuring three-month deposits in the United States; or

                       (c)  1/2 of one percent above the Federal Funds Rate,

             plus (ii) the applicable Margin; provided that the Base Rate shall at no time exceed the maximum rate permitted by law. Each change in the Base Rate shall take effect simultaneously with the corresponding change in the applicable rate described above in clause (a), (b) or clause (c) and any change in the applicable Margin.

                  "Base Rate Advance" shall  mean an Advance to which  the Base
             Rate is or is proposed to be applicable.

                  "Base  Rate Advance Account" has the meaning assigned to that term in Section 2.02.

                  "BofA" shall mean Bank of America National  Trust and Savings
             Association, a national banking association.

                  "Borrowing" shall mean a  borrowing consisting of Advances of the same Type and Interest Period made on the same day by the Lenders.

                  "Business Day" shall mean  any day of the year on which banks are not required or authorized to close in New York, New York or Los Angeles, California, and, if the applicable Business Day relates to any Eurodollar Advance, a day of the year on which dealings are carried on in the London interbank market.

                  "Capital Stock" shall mean,  with respect to any corporation, common stock and preferred stock of any class or classes (however designated).

                  "Carrying Value" shall mean the  sum of (i) Receivables  plus
             (ii) the residual value (as determined pursuant to the relevant leases) of all equipment of the Company and the Subsidiaries under lease, less Unearned Income.

                  "Chemical"  shall  mean Chemical  Bank,  a  New York  banking corporation.

                  "Citibank"  shall mean  Citibank,  N.A., a  national  banking association.

                  "Commercial Paper" shall mean  instruments for the payment of money which mature within 270 days from the date of issue, are commonly known as commercial paper and are of a character customarily traded in the money market.

                  "Commitment" has the meaning assigned to that term in Section
             2.01.

                  "Commitment  Reallocation Event"  means  the  occurrence,  or proposed occurrence, of (i) the non-ratable termination of any Lender's Commitment pursuant to Section 2.11(b), (ii) any extension of the Termination Date pursuant to Section 2.17 as to less than all of the Lenders, or (iii) the addition of a New Lender pursuant to Section 8.02.

                  "Consolidated  Net  Income" for  any  period  shall mean  the amount of net income (or net loss) of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Net Income shall not include (i) any net income (or net loss) of a Subsidiary for any period during which it was not a Subsidiary,
             (ii) any net income (or net loss) of any business, properties or assets acquired (by way of merger, consolidation, purchase or otherwise) by the Company or any Subsidiary for any period prior to the acquisition thereof, or (iii) the equity of the Company or any Subsidiary in the undistributed earnings of any entity other than a Subsidiary.

                  "Debit  Balance" has  the meaning  assigned to  that term  in
             Section 2.02.

                  "Domestic  Lending Office"  shall mean,  with respect  to any
             Lender, the office of such Lender specified as its "Domestic Lending Office" on Schedule 1 hereto or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

                  "Effective Date" shall mean May 19, 1993; provided all of the conditions in Section 5.01 shall have been satisfied or waived on or before such date.

                  "Eligible Assignee" means any financial institution or entity engaged in the business of extending revolving credit and having consolidated assets of $500,000,000 or more; excluding, however, any insurance companies or commercial finance companies.

                  "Environmental Laws"  shall mean any and  all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions applicable to the Company or any Subsidiary relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "ERISA" shall mean  the Employee  Retirement Income  Security
             Act of 1974, as amended from time to time.

                  "ERISA  Affiliate", as applied to any  Person, shall mean any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414(b) and (c) of the Internal Revenue Code of 1986, as amended.

                  "Eurocurrency  Liabilities" has the  meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar  Advance"  shall mean  an  Advance  to which  the
             Eurodollar Rate is or is proposed to be applicable.

                  "Eurodollar Advance Account" has the meaning assigned to that term in Section 2.02.

                  "Eurodollar Lending Office" shall  mean, with respect to each
             Lender, the office of such Lender specified as its "Eurodollar Lending Office" on Schedule 1 hereto or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

                  "Eurodollar  Rate" shall  mean,  in respect  of any  Interest
             Period or portion thereof for any Eurodollar Advance, the sum of the applicable LIBO Rate and the Margin applicable to such Interest Period or portion thereof.

                  "Eurodollar  Reserve  Percentage"  of  any  Lender   for  the
             Interest Period for any Eurodollar Advance shall mean the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Event of Default" has  the meaning assigned to that  term in
             Section 6.01.

                  "Exposure"  shall mean  the aggregate  Carrying Value  of all transactions in respect of any Person which is a customer of the Company or any Subsidiary, any subsidiary of such Person or any other Person, the obligations of which are guaranteed by a Person that is a customer of the Company or such Subsidiary.

                  "Extension  Request"  shall  mean  a  Request  for  Extension delivered by the Company to the Lenders to request an extension of the Termination Date in accordance with the provisions of Section 2.17, in substantially the form of Exhibit E hereto.

                  "Federal  Funds Rate"  means, for  any period,  a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the
             Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "GAAP"  means  generally accepted  accounting  principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or any analogous opinions, statements or pronouncements of any successor thereto, which are applicable in the United States to the circumstances as of the date of determination.

                  "GFC  Financial"  shall  mean GFC  Financial  Corporation,  a
             Delaware corporation.

                  "Greyhound  European  Financial Group"  shall  mean Greyhound
             Financial & Leasing Corporation AG, a Switzerland corporation, Greyhound Financial Services Limited, a United Kingdom corporation, and their subsidiaries.

                  "Guaranty", as applied to any  Person, shall mean any  direct or indirect liability, contingent or otherwise, of that Person with respect to any obligation of another including, without limitation, the endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another. The amount of any Guaranty shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                  "Indebtedness", as applied to any Person, shall mean (i)  all indebtedness for borrowed money which is properly classified as a liability on a balance sheet in conformity with GAAP, (ii) that portion of obligations with respect to capital leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, except, in any case, unfunded lines of credit, and (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof, or (B) evidenced by a note or similar written instrument, excluding, in any case, indebtedness secured by equipment or property where the recourse of the payee of such indebtedness is limited to the lessor's interest in leases thereof, the rents and other amounts due thereunder and such equipment or property.

                  "Interest Period"  has the meaning  assigned to that  term in
             Section 2.05(b).

                  "Level" means Level 1, Level 2,  Level 3, Level 4, Level 5 or
             Level 6, as the case may be.

                  "Level 1" shall  mean the Company has  a rating on its  Long-
             term Debt equal to or greater than A- from S&P or A3 from Moody's.

                  "Level 2"  shall mean the Company  has a rating  on its Long-
             term Debt equal to BBB+ from S&P or Baa1 from Moody's.

                  "Level  3" shall mean  the Company has a  rating on its Long-
             term Debt equal to BBB from S&P or Baa2 from Moody's.

                  "Level 4" shall  mean the Company has  a rating on  its Long-
             term Debt equal to BBB- from S&P or Baa3 from Moody's.

                  "Level  5" shall  mean  the  Company  has  a  rating  on  its
             Commercial Paper below A2 from S&P or P2 from Moody's.

                  "Level 6" shall mean  the Company has a  rating on its  Long-
             term Debt below BBB- from S&P or Baa3 from Moody's.

                  "Lien" shall mean any lien, mortgage, charge, claim, security interest, pledge, hypothecation, right of another under any conditional sale or other title retention agreement, or any other encumbrance affecting title to property. Without limiting the generality of the foregoing, the sale of property used or useful in the business of the seller with the intention of retaining the use thereof under a lease, or any other comparable arrangement commonly referred to as a "sale and leaseback", shall be deemed to create a Lien on such property.

                  "LIBO  Rate"  shall  mean,  for  any  Interest Period  for  a
             Eurodollar Advance comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in United States dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of such Eurodollar Advance comprising part of such Borrowing to be outstanding during such Interest Period from such Reference Bank. The LIBO Rate for the Interest Period for each Eurodollar Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.06.

                  "Long-term   Debt"  shall  mean   senior,  unsecured,  public
             long-term debt securities of the Company.

                  "Majority  Lenders" shall mean at any time Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the Debit Balances held by Lenders or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Total Commitments.

                  "Margin" shall mean with  respect to any day in  any Interest
             Period in relation to any Advance, the percentages set forth in Table A below, with respect to determinations of the Base Rate, or Table B below, with respect to determinations of the Eurodollar
             Rate:

                                      Table A
                                 Base Rate Margins
                                 (in basis points)

                 Outstanding Advances as Percentage of Commitments

                                 Less than      33 1/3% to       More than
             Rating Level         33 1/3%        66 2/3%          66 2/3%
             ------------        ---------      ----------       ---------

               Level 1             -20.00         -20.00           -20.00
               Level 2             -25.00         -25.00           -25.00
               Level 3             -31.25         -31.25           -31.25
               Level 4             -37.50         -12.50            12.50
               Level 5             -12.50          12.50            37.50
               Level 6             -18.75           6.25            31.25


                                      Table B
                                Eurodollar Margins
                                 (in basis points)

                 Outstanding Advances as Percentage of Commitments

                                 Less than      33 1/3% to       More than
             Rating Level        33 1/3%         66 2/3%         66 2/3%
             ------------        ---------      ----------       ---------

               Level 1              42.50          67.50            80.00
               Level 2              43.75          68.75            87.50
               Level 3              43.75          68.75            93.75
               Level 4              62.50          87.50           112.50
               Level 5              87.50         112.50           137.50
               Level 6              81.25         106.25           131.25


        The applicable Margin shall be adjusted daily to reflect changes in the outstanding principal amount of the Advances (determined for any day as of the close of business) and the rating Level applicable to outstanding debt of the Company in accordance with Section 2.07.

             "Moody's" shall mean Moody's Investors Service, Inc.

             "New  Lender"  shall have  the meaning  assigned  to that  term in
        Section 8.02.

             "Notice of Borrowing" has the meaning specified in Section 2.04.

             "PBGC"  shall  mean  the   Pension  Benefit  Guaranty  Corporation
        established under ERISA or any successor thereto under ERISA.

             "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, any nation, state or government or political subdivision thereof or any agency of such nation, state, government or political subdivision.

             "Plan" shall mean an employee benefit plan (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) maintained for employees of the Company or any of its ERISA Affiliates and covered by Title IV of ERISA.

             "Receivables" shall mean the sum of (i) the aggregate amounts then due or to become due to the Company and the Subsidiaries under all contracts receivable and equipment leases then in effect, less all lease rental deposits received by the Company and the Subsidiaries under such leases and (ii) the aggregate amounts paid or payable by the Company and the Subsidiaries for equipment not yet delivered, provided there is then in effect a written agreement (not subject to any assignment, lien, security interest or other encumbrance) to lease or obtain financing for such equipment from the Company or the Subsidiaries upon delivery, but only to the extent that the agreed-upon rentals or payments by the customer for such equipment cover such amounts.

             "Reference Banks" shall mean Citibank, BofA, Chemical, National Westminster Bank USA and Bank of Montreal.

             "S&P" shall mean Standard & Poor's Corporation.

             "Secured Indebtedness" shall mean all Senior Indebtedness and Subordinated Indebtedness secured by any Lien (including the Lien of a conditional vendor) upon or with respect to any of the property or assets of the Company or the Subsidiaries, including, for purposes of
        Section 4.02(b) of this Agreement, obligations incurred in transactions in which the Company is the lessee and sublessor of the property securing such obligations.

             "Senior Indebtedness" shall mean all Indebtedness of the Company and the Subsidiaries, and including any direct or contingent liability in connection with the assumption or Guaranty of, or undertaking with respect to, the obligations of any Person other than the Company or the Subsidiaries, but excluding Subordinated Indebtedness.

             "Stockholders' Equity" shall mean the excess of (a) the assets of the Company and its consolidated subsidiaries over (b) the sum of liabilities (including without limitation as liabilities all deferred items) plus preferred stock plus minority interests, in each case for the Company and its consolidated subsidiaries, computed in accordance with GAAP.

             "Subordinated Indebtedness" shall mean Indebtedness of the Company which is issued and outstanding on the date hereof or issued after the date hereof which is, in the sole opinion of the Majority Lenders, subordinated by its terms in right of payment to all Indebtedness hereunder, on terms satisfactory to the Majority Lenders.

             "Subsidiaries" shall mean corporations of which the Company shall directly or indirectly own 51% of the outstanding capital stock, other than directors' qualifying shares.

             "Surviving Corporation" has the  meaning assigned to that  term in
        Section 4.02(f).

             "Tangible Net Worth" shall mean Stockholders' Equity less all assets of the Company and consolidated subsidiaries that would be classified as intangible assets under GAAP.

             "Termination Date" shall mean May 31, 1996; provided, however, that, if any Lender has consented to an Extension Request in accordance with Section 2.17, the Termination Date as to such Lender shall be automatically extended for one year; provided, however, that, notwithstanding any other provisions of this Agreement to the contrary, the Termination Date shall occur upon the earlier termination in whole of the Commitments pursuant to Section 2.11 or 6.01.

             "Termination Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vi) the imposition of a lien pursuant to Section 412(n) of the Internal Revenue Code of 1986, as amended.

             "Total Commitments" shall mean, at the time for any determination thereof, the aggregate of the Commitments of the Lenders.

             "Unearned Income" shall mean those amounts carried on the books of the Company and its Subsidiaries from time to time of the type identified as "unearned income" in the audit report, certified by Deloitte & Touche, of the Company and its Subsidiaries for the year ended December 31, 1992.

                                    ARTICLE II
                          Amount and Terms of the Credit

             SECTION 2.01.     The Advances.

             (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Company from time to time on any Business Day during the period from the date hereof to but excluding the Termination Date, as in effect for such Lender, in an aggregate principal amount at any one time outstanding not to exceed the amount set opposite such Lender's name on the signature pages hereof, as such amount may be reduced pursuant to Section 2.11 (such Lender's "Commitment"). The aggregate of all Commitments hereunder on the Effective Date is
   $700,000,000.   Within the limits  of each Lender's  Commitment, the Company may from time to time borrow, repay pursuant to Section 2.08 or prepay pursuant to Section 2.03, and reborrow under this Section 2.01.

             (b) Each Borrowing shall be (i) in the case of a Base Rate Advance, in an aggregate principal amount of not less than $5,000,000 or, if greater, in an aggregate principal amount which is an integral multiple of $500,000, and (ii) in the case of a Eurodollar Advance, in an aggregate principal amount of not less than $15,000,000 or, if greater, an aggregate principal amount which is an integral multiple of $500,000 (except that any Borrowing consisting of Base Rate Advances may be in an aggregate principal amount equal to the unused portion of the Total Commitments) and shall consist of Advances of the same Type and Interest Period, in each case made on the same day simultaneously by the Lenders ratably according to their respective Commitments.

             SECTION 2.02. The Advance Accounts. The Administrative Agent will maintain two separate accounts, the "Base Rate Advance Account" and the "Eurodollar Advance Account" (such accounts to be collectively called the "Advance Accounts") for each Lender on the books of the Administrative Agent each of which shall be in the name of the Company and of such Lender in which, respectively, (i) the amount of each Base Rate Advance made by such Lender shall be debited on the date such Base Rate Advance is made available to the Company or on the date such Base Rate Advance is deemed to arise pursuant to Section 2.05(b)(i), (ii) the amount of each Eurodollar Advance made by such Lender shall be debited on the date such Eurodollar Advance is made available to the Company, (iii) each payment to such Lender in respect of principal of a Base Rate Advance shall be credited on the date on which payment is received, and (iv) each payment (including a payment deemed to have been received pursuant to Section 2.05(b)(i)) to such Lender in respect of a Eurodollar Advance shall be credited on the date on which payment is received. The "Debit Balance" as of any date for a Lender in its Base Rate Advance Account or its Eurodollar Advance Account shall be the amount equal to the excess, if any, of all debit entries over all credit entries recorded pursuant to this Agreement in such Advance Account in the name of such Lender (as set forth in the Register described in Section 8.04(d)) up to and including any date of determination thereof; provided, however that the failure of the Administrative Agent or a Lender to make an entry in any Advance Account shall not limit or otherwise affect the obligation of the Company hereunder with respect to payments of principal of or interest on the Advances.

             SECTION 2.03.     Prepayments of Debit Balances.

             (a) The Company shall have no right to prepay any principal amount of any Advances other than as provided in this subsection (a). The Company may, upon at least one Business Day's notice to the Administrative Agent in the case of Base Rate Advances and at least three Business Days' notice to the Administrative Agent in the case of Eurodollar Advances stating the proposed date and the aggregate principal amount of the prepayment, and if such notice is given the Company shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof and
   (y) the Company shall pay all accrued interest to the date of such prepayment on the portion of any Advance being prepaid and shall, in the case of any such prepayment of any Eurodollar Advance, be obligated to reimburse the Lenders in respect thereof pursuant to Section 2.13. Base Rate Advances may be prepaid without premium or penalty.

             (b)(i) The Lenders may require prepayment of the Advances and termination of the Commitments in the manner set forth in subsection
        (b)(ii)  below, upon  the occurrence  (or, as  set forth  in subsection
        (b)(ii) below, the proposed occurrence) of either of the following events (the events described in clauses (x) or (y) are sometimes hereinafter referred to as a "Change of Control"):

                  (x) any Person  or  two or  more  Persons acting  in  concert shall have acquired beneficial ownership or the right to acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of GFC Financial or the Company (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of GFC Financial or the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency ("Share Acquisition"); or

                  (y) individuals who  either (1)  have been  directors of  GFC
             Financial or the Company for the prior 24-month period or (2) were nominated or elected by directors in office during such period (but prior to any Share Acquisition) shall cease for any reason to constitute a majority of the board of directors of GFC Financial or the Company.

                  (ii) The Company shall give prompt written notice to each Lender ("Company Notice") of any proposed or actual Change of Control as follows: (x) if the Company has knowledge of and the board of directors consents to (or does not oppose) a proposed Change of Control, the Company shall notify the Lenders of such Change of Control not more than 60 days nor less than 30 days prior to the consummation of the Change of Control and (y) with respect to a Change of Control to which the Company's board of directors does not consent and opposes, the Company shall notify the Lenders of such Change of Control immediately after the Company receives notice of such Change of Control. For a period of 90 days following receipt of the Company Notice by each Lender, each Lender shall have the right by written notice to the Company ("Lender Notice") to terminate its Commitment and to require the Company to prepay in whole, but not in part, without premium or penalty, all Advances of such Lender, with accrued interest and fees to the date of such prepayment on the amount of such Advances prepaid. The date of prepayment and termination of any Commitments following the Company's receipt of any Lender Notices shall be determined by the Company and shall not be less than 60 or more than 90 days after the date of receipt by the Company of the first Lender Notice. The Company agrees to make such prepayment if so required.

             SECTION 2.04.     Making the Advances.

             (a)  Each Borrowing shall be  made on notice given not  later than
   (i) 11:00 A.M. (New York City time) in the case of a Borrowing which is to consist of Base Rate Advances, on the Business Day of such Borrowing and
   (ii) 12:00 Noon (New York City time) in the case of a Borrowing which is to consist of Eurodollar Advances, on the third Business Day prior to such Borrowing from the Company to the Administrative Agent (which shall give prompt notice thereof to each Lender). Each such notice (a "Notice of Borrowing") shall be by telex or telecopy facsimile, confirmed immediately in writing, in substantially the form of Exhibit A hereto and shall specify
   (i) the date of such Borrowing, which shall be a Business Day, (ii) the Type of Advances comprising such Borrowing, (iii) the aggregate amount of the proposed Borrowing, and (iv) the Interest Period for the Advances to be made as part of such Borrowing. Each Lender through its Applicable Lending Office shall, before (x) in the case of a Borrowing which is to consist of a Base Rate Advance, 1:00 P.M. (New York City time), and (y) in the case of a Borrowing which is to consist of a Eurodollar Advance, 12:00 Noon (New York City time) on the date of such Borrowing, make available to the Administrative Agent at its address provided for in Section 8.03 such
   Lender's ratable portion of such Borrowing in same day funds. Upon fulfillment of the applicable conditions set forth in Article V and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Company at the Administrative Agent's aforesaid address.

             (b)  Anything  in   subsection   (a)   above   to   the   contrary
   notwithstanding,

             (i) if any Lender shall notify (which notice shall, if given in relation to a proposed Borrowing, be given at least one Business Day before the date of the proposed Borrowing) the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Advances or to fund or maintain Eurodollar Advances hereunder, the Commitment of such Lender to make Eurodollar Advances shall forthwith be suspended until the Administrative Agent shall notify the Company that such Lender has determined that the circumstances causing such suspension no longer exist and such Lender's then outstanding Eurodollar Advances, if any, shall be converted to Base Rate Advances; to the extent that such affected Eurodollar Advances become Base Rate Advances, all payments of principal that would have been otherwise applied to such Eurodollar Advances shall be applied instead to such Lender's Base Rate Advances; provided that if Majority Lenders are subject to the same illegality or assertion of illegality, then the right of the Company to select Eurodollar Advances for such Borrowing or any subsequent Borrowing shall forthwith be suspended until the Administrative Agent shall notify the Company that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be converted to a Base Rate Advance;

            (ii) if fewer than two Reference Banks furnish timely information to the Administrative Agent pursuant to Section 2.07 for determining the LIBO Rate for Eurodollar Advances comprising any requested Borrowing, the right of the Company to select Eurodollar Advances for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be converted to a Base Rate Advance; and

           (iii) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the LIBO Rate for Eurodollar Advances comprising such Borrowing will not adequately reflect the cost to such Majority Lenders of making or funding their respective Eurodollar Advances for such Borrowing, the right of the Company to select Eurodollar Advances for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be converted to a Base Rate Advance.

             (c) Each Notice of Borrowing shall be irrevocable and binding on the Company and, in respect of a Borrowing consisting of Eurodollar Advances specified in any such notice, the Company shall, in accordance with Section 2.13, indemnify each Lender against any loss or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified for such Borrowing the applicable conditions set forth in Article V, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

             (d) Unless the Administrative Agent shall have been notified by a Lender before 12:00 Noon (New York City time) on the Business Day of the making of a Base Rate Advance and 11:00 A.M. (New York City time) one Business Day prior to the date of the making of any Eurodollar Advance that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Advances to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date for the making of such Advances and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such portion is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent shall have made such portion available to the Company as aforesaid, the Administrative Agent shall be entitled to recover such portion on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall repay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Company to the date such corresponding amount is recovered by the Administrative Agent, at (i) in the case of the Company, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

             (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

             SECTION 2.05.     Interest.

             (a) The Company shall pay interest on the Debit Balance (i) in each Base Rate Advance Account at the Base Rate and (ii) in each Eurodollar Advance Account at the Eurodollar Rate until the final payment in full thereof as herein provided. Interest in respect of Debit Balances in Base Rate Advance Accounts shall be payable on the last day of each Interest Period and, in the case of each Interest Period of greater than 30 days duration, on each day which occurs every 30 days from the first day of such Interest Period and interest in respect of Debit Balances in Eurodollar Advance Accounts shall be payable on the last day of each Interest Period and, in the case of each Interest Period of greater than three months duration, on each day which occurs during such Interest Period every three months from the first day of such Interest Period. Interest in respect of any Debit Balance in any Advance Account, with respect to any Lender, shall also be payable on the Termination Date for such Lender and upon prepayment of any Advance to the extent accrued on the amount so prepaid. Overdue principal and, to the extent permitted by law, overdue interest in respect of each Advance and all other overdue amounts owing hereunder shall, except in the case of a Eurodollar Advance, bear interest for each day such amount is overdue at a rate per annum equal to 2% per annum in excess of the Base Rate in effect from time to time and shall in the case of a Eurodollar Advance bear interest for each day such amount is overdue at a rate per annum equal to (A) during the Interest Period applicable to such Eurodollar Advance, the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such amount immediately prior to the date on which such amount became due and (B) after the expiration of such Interest Period, 2% per annum above the Base Rate in effect from time to time. In no event shall interest payable hereunder to any Lender exceed the maximum rate of interest payable to such Lender under applicable law.

             (b) For each Base Rate Advance or Eurodollar Advance the Company shall select an interest period (each such period being an "Interest Period") to be applicable to such Advance. The Interest Period for each Base Rate Advance or Eurodollar Advance shall begin on the last day of the immediately preceding Interest Period, if any. The duration of each Interest Period shall be (i) in the case of a Base Rate Advance, 30 or 60 days (or such shorter period as shall extend to and end on the Termination Date for any Lender) and (ii) in the case of a Eurodollar Advance, one, two, three or six months, in each case as the Company may select upon notice received by the Administrative Agent (y) not later than 11:00 A.M. on the first Business Day of such Interest Period, in the case of a Base Rate Advance, or (z) at least three Business Days, in the case of a Eurodollar Advance, prior to the first day of such Interest Period; provided, however, that:

             (i) if the Company fails to select the duration of any Interest Period, on the day immediately following the last day of the then current Interest Period for such Advance the Company shall be deemed to have requested a Base Rate Advance in the amount of such Advance with an Interest Period of 30 days, and if (A) the representations and warranties contained in Section 3.01 hereof (excluding those contained in paragraphs (e) and (f) thereof) are true and accurate, (B) no event has occurred or is continuing or would result from the Borrowing of such Base Rate Advance which constitutes an Event of Default hereunder or which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both and (C) no Commitment Reallocation Event is to occur on the last day of the then current Interest Period, the Advance Accounts of the Lenders for which such Advance is outstanding shall be deemed to have been paid in the amount of such Advance and the Base Rate Advance Accounts of such Lenders shall be deemed debited in the amount of such Base Rate Advance;

              (ii)    Interest  Periods   commencing  on  the  same   date  for
        Advances comprising part of the same Borrowing shall be of the same duration;

              (iii) the Company may not select any Interest Period in respect of Advances which ends after the Termination Date then in effect for any Lender; and

              (iv) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, in the case of any Interest Period for a Eurodollar Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

   The Administrative Agent shall promptly advise each Lender by telex or telecopy facsimile of each Interest Period selected by the Company.

             SECTION 2.06. Additional Interest on Eurodollar Advances. The Company shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Advance of such Lender, from the date of such Advance until maturity of such Advance, at an interest rate per annum equal at all times during the Interest Period for such Advance to the remainder obtained by subtracting (i) the LIBO Rate for such Interest Period from (ii) the rate obtained by dividing such LIBO Rate referred to in clause
   (i) above by that percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Company through the Administrative Agent.

             SECTION 2.07.     Interest Rate Determination.

             (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each LIBO Rate. Subject to the provisions of Section 2.04(b)(ii), if any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for determination of any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

             (b) The Administrative Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of this Agreement and, if requested by any Lender, the applicable rate, if any, furnished by each Reference Bank for determining the applicable interest rate.

             (c)  The  Margin  applicable  to   each  interest  rate  shall  be
   determined by the Administrative Agent on the basis of timely information furnished to it by the Company, Moody's or S&P with respect to the rating on Long-term Debt or Commercial Paper; any change in the Margin shall be effective on the earlier of the date on which such rating change is publicly announced or on the date written confirmation of a change in the rating on Long-term Debt or Commercial Paper is sent to the Company by either Moody's or S&P. For purposes of determining the appropriate Level and Margin, if the Company's rating satisfies the criteria in two Levels the applicable Level shall be the one with the higher number and lower rating of the two.

             SECTION 2.08.     Repayment.

             (a) Except as provided in Section 2.05(b)(i), the Company shall repay the unpaid principal amount of each Advance made by each Lender on the last day of the Interest Period for such Advance, and the Company shall repay the unpaid principal amount of all Advances made by any Lender, together with all accrued and unpaid interest thereon and any other amount due hereunder to such Lender, on the Termination Date as in effect for such Lender.

             (b) On the later of each date when any reduction in the Lenders' Commitment is made by the Company pursuant to Section 2.11(a) or the last day of the current Interest Periods for the Advances to be repaid, the Company shall repay the Advances in an amount equal to the excess, if any, of (x) the aggregate principal amount of the Advances outstanding on such date over (y) the Total Commitments as reduced on such date pursuant to
   Section 2.11(a).

             (c) On the date when any Lender's Commitment is terminated pursuant to Section 2.11, the Company shall repay the amount of all Advances owing to such Lender.

             SECTION 2.09. Increased Costs. If, due to (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.06) in or in the interpretation of any law or regulation, (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) or (iii) the imposition, modification or application of  any capital adequacy or similar  requirement
   (A) against assets (funded or contingent) of, or credit or commitments to extend credit extended by, any Lender or (B) otherwise applicable to the obligations of any Lender under this Agreement, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Advances or Debit Balances (or, in the case of any capital adequacy or similar requirement, having the effect of reducing the rate of return on such Lender's capital or increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling the Lender, taking into consideration such Lender's policies with respect to capital adequacy), which such Lender is not otherwise compensated for by other provisions of this Agreement, then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for account of such Lender additional amounts sufficient to indemnify such Lender against such increased cost (or reduced rate of return or increased amount of capital, to the extent such Lender reasonably determines such reduction or increase to be allocable to the maintenance of the Agreement). A certificate as to the amount of such increased cost (providing an explanation thereof and the calculation thereof, all in reasonable detail, and using reasonable averaging and attribution methods), submitted to the Company (with a copy to the Administrative Agent) by such Lender shall, absent manifest error, be conclusive and binding for all purposes.

             SECTION 2.10.     Facility Fee.  The  Company agrees to pay to the
   Administrative Agent for the account of each Lender a facility fee on the daily amount of such Lender's Commitment (determined without regard to the amount of Advances outstanding thereunder and after giving effect to any reduction thereof pursuant to Section 2.11) from the date hereof (in the case of each Lender party hereto as of the Effective Date) or from the effective date specified in the applicable Assignment and Acceptance (in the case of any Lender becoming a Lender after the Effective Date), until the Termination Date, as in effect for such Lender, payable in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing June 30, 1993, and on any such Termination Date, at the rate of: with respect to each day that (i) the Company's rating on Long-term Debt is Level 1, .20% per annum, (ii) the Company's rating on Long-term Debt is Level 2, .25% per annum, (iii) the Company's rating on Long-term Debt is Level 3, .3125% per annum, (iv) the Company's rating on Long-term Debt is Level 4 or the Company's rating on Commercial Paper is Level 5, .375% per annum, or (v) the Company's rating on Long-term Debt is Level 6, .4375% per annum. If any change in the rating by S&P or Moody's shall result in a change in the Level, the change in the facility fee shall be effective on the earlier of the date on which such rating change is publicly announced or on the date written confirmation of such ratings is sent to the Company by either Moody's or S&P. If the Company's rating satisfies the criteria in two Levels, the applicable Level shall be the one with the higher number and lower rating of the two Levels.

             SECTION 2.11.     Reduction of the Commitments.

             (a) The Company may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce ratably in part the respective unused Commitments of the Lenders; provided that each partial reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, in an aggregate amount which is an integral multiple of $1,000,000.


            (b) At any time, if no event has occurred and is continuing which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, the Company may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), terminate the Commitment of any one of the Lenders (each an "Old Lender") upon at least five business days' notice to the Administrative Agent and the Old Lender, and, effective upon the date of termination of the entire Commitment of, and repayment of all amounts hereunder owing to, the Old Lender, may replace that Lender with a New Lender pursuant to the provisions of Section 8.02; provided however, that, as to outstanding Eurodollar Advances, a Commitment may be terminated only at the end of an Interest Period such that the Commitment of an Old Lender may be terminated in stages, a portion terminating as specified by the Company in its notice and the remainder, equal to the outstanding Eurodollar Advances, terminating at the end of the relevant Interest Period or Interest Periods.

             SECTION 2.12.     Payments and Computations.

             (a) The Company shall make each payment hereunder not later than 12:00 Noon (New York City time) on the day when due in United States dollars to the Administrative Agent in same day funds at the Administrative Agent's address provided for in Section 8.03. The Administrative Agent will promptly thereafter make appropriate distribution of like funds to the Lenders for the account of their respective Applicable Lending Offices.

             (b) The Company hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, to charge from time to time against any or all of the Company's accounts with such Lender any amount so due.

             (c) All computations of interest in respect of Eurodollar Advances and interest pursuant to Section 2.06 shall be made on the basis of a year of 360 days, and all computations of facility fees and of interest in respect of Base Rate Advances shall be made on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.06, by a Lender) of an interest rate hereunder shall, absent manifest error, be conclusive and binding for all purposes.

             (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause a payment in respect of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

             (e) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the rate per annum equal to the rate customarily used by member banks of the Federal Reserve System to settle net balances due each other.

             SECTION 2.13.     Compensation.

             The Company shall compensate each Lender, upon written request by that Lender (which request shall be submitted to the Company (with a copy to the Administrative Agent) and shall set forth in reasonable detail the calculation of such amounts requested, which shall be based upon a method of determination selected in good faith) for all losses, reasonable expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar
   Advances and any loss sustained by that Lender in connection with re-employment of such funds), which that Lender may sustain: (i) if for any reason (including without limitation the circumstances set forth in Section 2.04(c) but other than a default by that Lender) a borrowing of any Eurodollar Rate Advance does not occur on a date specified therefor in a Notice of Borrowing, (ii) if any repayment of any of its Eurodollar Advances occurs on a date which is not the last day of any Interest Period, or (iii) as a consequence of any other default by the Company to repay its Eurodollar Advances when required by the terms of this Agreement; it being agreed and understood that each Lender shall use its reasonable efforts to mitigate any such loss or expense.

             SECTION 2.14.     Taxes.

             (a) Any and all payments by the Company hereunder shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (1) in the case of each Lender and the Administrative Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof, (2) in the case of each Lender, taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof and (3) in the case of each Lender and the Administrative Agent, any taxes imposed by the United States by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable, on the date hereof, to payments to be made to the Administrative Agent or such Lender's Applicable Lending Office (all taxes, levies, imposts, deductions, charges, withholdings and liabilities, other than those excluded pursuant to the preceding clauses (1), (2) and
   (3), being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may
   be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

             (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

             (c) The Company will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. Each Lender agrees to provide reasonably prompt notice to the Administrative Agent and the Company of any imposition of Taxes or Other Taxes against such Lender; provided that failure to give such notice shall not affect such Lender's right to indemnification hereunder. Each Lender agrees it will promptly upon request by the Company furnish to the Company such evidence as is reasonably available to such Lender as to the payment of the relevant
   Taxes or Other Taxes, and that it will, if requested by the Company, cooperate to the extent reasonable under the circumstances with the Company in its efforts to obtain a refund or similar release in respect of such payment.

             (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to the Administrative Agent upon request of any Lender transmitted through the Administrative Agent, at its address referred to in
   Section  8.03,  the original  or a  certified copy  of a  receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Company will furnish to the Administrative Agent upon request of any Lender transmitted through the Administrative Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes.

             (e) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder.

             SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntarily, involuntarily, through the exercise of any right of set-off, or otherwise) on account of any Debit Balance in any of its Advance Accounts (other than pursuant to Section 2.06, 2.09, 2.11(b), 2.13 or 2.14) in excess of its ratable share of payments on account of Debit Balances of the same type obtained by all the Lenders in the same category, such Lender shall forthwith purchase from such other Lenders such participations in such Debit Balances as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

             SECTION 2.16. Status of Prior Agreement. The Company, the Administrative Agent and each Lender agree that the rights of each (if any) under the Fourth Amendment and Restatement dated as of March 18, 1992 of the Credit Agreement dated as of May 31, 1976, as amended by the First Amendment dated as of October 5, 1992, shall (except, as to outstanding Advances, commitment fees and interest accrued to the date of this Agreement, and rights to indemnification and reimbursement of costs and expenses arising prior to the date hereof which shall be governed by the provisions of such Fourth Amendment and Restatement) cease and terminate as of the date of this Agreement and the rights of each such party shall be governed by this Agreement on and after such date.

             SECTION 2.17.     Extension of  Commitments.   At any  time at not
   more than twenty- seven (27) months nor less than ninety (90) days prior to the Termination Date applicable to all or any Lenders, the Company may, at its option, deliver to each Lender that has not theretofore rejected any Extension Request delivered pursuant to this Section 2.17 a signed copy of an Extension Request requesting an extension of such Termination Date to a date one year after such Termination Date. Each Lender shall have the right, in its sole discretion, to consent or not consent to any such Extension Request and, if such Lender so consents, such Lender shall deliver its consent to such Extension Request to the Company within forty-five (45) days of the date of the Extension Request (with a copy to the Administrative Agent). Any Lender that fails to consent to any Extension Request within such forty-five-day period shall be deemed to have rejected such Extension Request. If the Company shall not have received, within such forty-five-day period, consents to such Extension Request from the Majority Lenders (determined for purposes of this Section 2.17 by disregarding any Lender which has theretofore rejected any Extension Request), the Company may elect either (i) to withdraw the Extension Request by promptly notifying the Administrative Agent and the Lenders originally receiving the Extension Request by telephone, telex or telecopy facsimile of such withdrawal or (ii) to proceed with such Extension Request by immediately notifying each Lender which consented to the Extension Request and the Administrative Agent by telephone, telex or telecopy facsimile, of the fact that the Majority
   Lenders have not consented to the Extension Request and that the Company nonetheless desires such extension, and any such Lender may, within five (5) Business Days of its receipt of such notice from the Company, by telephone, telex or telecopy facsimile notice to the Company and the Administrative Agent, withdraw its consent to such Extension Request. If the Company withdraws any Extension Request, such Extension Request shall thereafter be disregarded for all purposes, including the determination of whether any Lender has rejected an Extension Request. In the event any Lenders finally consent to any Extension Request, the Termination Date to be extended pursuant to such request shall be extended for one year but only as to such consenting Lenders.

             No Interest Period shall extend beyond any Termination Date, regardless of any Lender's consent to any extension thereof. The Commitment of any Lender rejecting an Extension Request with respect to a Termination Date shall expire on such Termination Date, and the Company shall pay all Advances of such Lender, and all other amounts due hereunder to such Lender, in full on such Termination Date.

                                    ARTICLE III
                          Representations and Warranties

             SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants as follows:

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of the Subsidiaries have the corporate power, authority and legal right to own and operate the assets and properties and conduct the business now, and proposed to be, owned, operated and conducted by it. All necessary consents, licenses, permits, approvals or authorizations of, exemptions by, notices and reports to, registrations, filings and declarations with, and any other act by or in respect of, any Person requisite for such ownership, operation and conduct have been obtained or performed except such of the foregoing the failure to obtain or perform which would not, in the aggregate, have a material adverse effect on the business, operations, assets or financial or other condition of the Company and the Subsidiaries taken as a whole. The Company and each of the Subsidiaries are duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or leasing of property or conduct of business requires such qualification and where the failure to be so qualified or in good standing would, in the aggregate, have a material adverse effect on the business, operations, assets or financial or other condition of the Company and the Subsidiaries taken as a whole.

             (b) The Company has full corporate power, corporate authority and legal right to execute and deliver this Agreement, to borrow hereunder and to perform and observe the terms and provisions hereof.

             (c) The execution and delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action, require no governmental registrations or filings or approvals and do not violate or contravene any law or any order of any court or governmental agency or any indenture, agreement or other instrument to which the Company is a party or by which it or any of its properties may be bound.

             (d) This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and reorganization laws and other similar laws governing the enforcement of lessors' or creditors' rights and by the effects of specific performance, injunctive relief and other equitable remedies.

             (e) There is no action, suit or proceeding at law or in equity or by or before any court, governmental agency or arbitrator now pending or to the knowledge of the Company threatened against or affecting the Company or the Subsidiaries or its or their properties which might reasonably be expected to materially adversely affect the financial condition or operations of the Company and its consolidated subsidiaries, taken as a whole, or purports to affect the legality, validity or enforceability of this Agreement or the Company's ability to repay any Advances hereunder.

             (f)  The  consolidated  balance  sheets  of the  Company  and  its consolidated subsidiaries as at December 31, 1991 and December 31, 1992, and the related consolidated statements of earnings and surplus for the years then ended, certified by Deloitte & Touche, independent public accountants, copies of which have been furnished to each Lender, are complete and correct in all material respects and fairly set forth the consolidated financial condition of the Company and its consolidated subsidiaries as at such dates and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, and since December 31, 1992, there has been no material adverse change in such condition or operations which has not been disclosed in writing to the Lenders prior to the date of this Agreement.

             (g) No proceeds of any Advance will be used to acquire any security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

             (h) The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or in any manner which might cause such Advance or the application of such proceeds to violate (or require any regulatory filing under) Regulation G, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date or dates of such Advance and such use of proceeds.

             (i) The Company and its ERISA Affiliates are in substantial compliance with ERISA, none of the Company or any of its ERISA
        Affiliates has incurred any material funding deficiency within the meaning of ERISA and none of the Company or any of its ERISA Affiliates has incurred any material liability to the PBGC in connection with any employee benefit plan (or other class of benefit plan which the PBGC has elected to insure) established or maintained by the Company or any of its ERISA Affiliates. To the knowledge of the Company, after due inquiry made at the time of the spin off referred to below, The Dial Corp, an Arizona corporation ("Dial"), was at the time of its distribution of 100% of the Capital Stock of the Company and the Subsidiaries to the shareholders of Dial (the "spin off"), in substantial compliance with ERISA, and the Company had no material liability to the PBGC in connection with any employee benefit plan (or other class of benefit plan which the PBGC has elected to insure) established or maintained by Dial or any of its ERISA Affiliates at such time.

             (j) Neither the Company nor any Subsidiary is an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             (k) Except for limited recourse indebtedness and Secured Indebtedness permitted hereunder, the obligations of the Company under this Agreement to pay the principal of and interest on the Advances and any and all other amounts due hereunder rank and will rank, as to payment and security, at least pari passu with the highest ranking indebtedness of the Company for borrowed money or under guarantees or in respect of any indenture, contract, agreement or other instrument to which the Company is a party or by which it is bound evidencing or securing any obligation of the Company for borrowed money whether now existing or incurred hereafter.

             (l) Neither the Company nor any Subsidiary has any liabilities or incurs any costs with respect to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition to any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses) which will have, and the Company otherwise believes that Environmental Laws are unlikely to have, a material adverse effect on the business, financial condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

                                    ARTICLE IV
                                     Covenants

             SECTION 4.01.     Affirmative  Covenants.   During the  period  of
   this Agreement and so long as any Commitment or Debit Balance is outstanding, the Company will, unless the Majority Lenders shall otherwise consent in writing:

             (a) Furnish to each Lender (i) within 45 days after the close of each of the first three quarters of the Company's fiscal year, a consolidated balance sheet, surplus statement and income statement of the Company and its consolidated subsidiaries, as of the end of such quarter, certified by an authorized officer of the Company, together with (A) a statement of such authorized officer of compliance with the provisions of Section 4.02 hereof (which shall be substantially in the form of Exhibit B hereto and which shall be completed in accordance with GAAP (except as otherwise expressly specified herein) applied on a consistent basis) and (B) a statement of such authorized officer that no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred during such quarter (or, if the same has occurred, a description thereof and a statement as to whether it is continuing),
        (ii) within 90 days after the close of the Company's fiscal year, a copy of the annual audit report of the Company and its consolidated subsidiaries, certified by independent public accountants of recognized standing acceptable to the Administrative Agent, and a statement of such accountants of compliance with the provisions of Section 4.02 hereof (completed as specified in clause (A) above) together with audited financial statements consisting of a consolidated balance sheet of the Company and its consolidated subsidiaries, as of the end of such fiscal year, and consolidated statements of income, cash flows and shareholders' equity of the Company and its consolidated subsidiaries, for such fiscal year, and (iii) such other information respecting the financial condition and operations of the Company and its consolidated subsidiaries as any Lender may from time to time reasonably request.

             (b) Furnish to each Lender (i) promptly upon becoming aware of the occurrence of any (A) Termination Event, or (B) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or Section 406 of ERISA, in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the PBGC with respect thereto and (ii) with reasonable promptness, copies of (A) all notices received by the Company or any of its ERISA Affiliates of the PBGC's intent to terminate any Plan or to have a trustee appointed to administer any Plan; (B) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company or GFC Financial with the Internal Revenue Service with respect to each Plan; and (C) all notices received by the Company or any of its ERISA Affiliates from a multiemployer plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

             (c) Use all proceeds of Advances for general corporate purposes, including, without limitation, the repayment of maturing Commercial Paper.

             (d) Duly pay and discharge or cause to be paid and discharged, and cause the Subsidiaries to duly pay and discharge or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or the Subsidiaries or against its properties or the properties of the Subsidiaries prior to the date on which penalties attach thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Company, the Subsidiaries or any other Person liable with respect thereto, and the Company shall set aside, and cause the Subsidiaries to set aside, on its books or the books of the Subsidiaries, adequate reserves with respect to any such tax, assessment, charge or levy so contested.

             (e) Immediately notify the Administrative Agent of (i) any litigation or other proceedings commenced or threatened affecting the Company or any of the Subsidiaries that, in the opinion of the Company's counsel materially adversely affects the Company and the Subsidiaries, taken as a whole, or (ii) the occurrence of any Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

             (f) Immediately notify the Administrative Agent of any change in the ratings of the Company's Long-term Debt or Commercial Paper by S&P or Moody's.

             (g) Promptly upon any account receivable, in an outstanding principal amount exceeding $20,000,000, becoming more than 90 days past due, provide to the Administrative Agent, for distribution to the Lenders, a written statement detailing the status of the account, the most recent valuation of any collateral security therefor and any factors the Company believes are reasonably likely to mitigate or contribute to credit losses from such account.

             (h) Perform and comply, and cause the Subsidiaries to perform and comply, with all material obligations of the Company and the
        Subsidiaries under all laws applicable to the Company or the Subsidiaries and all indentures, agreements or other instruments to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of its or their properties is bound.

             (i) Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amount and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, and/or require each lessee of equipment to maintain insurance for the benefit of the Company or any Subsidiary which is the lessor of such equipment, with responsible and reputable insurance companies or associations in an amount not less than the book value of such equipment to the lessor; provided, however, the Company or any such lessee may itself insure or retain risks if and to the extent such risks can be, under common industry practice, self-insured.

             (j) Preserve and maintain, and cause each of the Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; and maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, that this subsection (j) shall not apply in any case when, in the good faith business judgment of the Company, such preservation or maintenance is either not necessary or not appropriate for the prudent management of the business of the Company.

             (k) Permit any authorized representative designated by the Administrative Agent or any Lender at the expense of the Administrative Agent or such Lender, to visit and inspect any of the properties of the Company or any of the Subsidiaries, including its and their financial and accounting records, and to take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all as reasonably deemed necessary or appropriate by the Administrative Agent or such Lender, during normal business hours, upon reasonable notice and as often as may be reasonably requested.

             (l) Comply, and cause each of the Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, complying with all Environmental Laws and employee benefit laws, except where failure to so comply would not have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Company and the Subsidiaries, taken as a whole.

             SECTION 4.02. Negative Covenants. During the period of this Agreement and so long as any Commitment or Debit Balance is outstanding, the Company will not, without the prior written consent of the Majority Lenders:

             (a) Permit the ratio of (1) total assets of the Company and its consolidated subsidiaries, minus deferred income taxes, minus minority interests, minus preferred stock equity, minus Stockholders' Equity, plus Guaranties (not reflected on the Company's most recent consolidated balance sheet) by the Company or any of its consolidated subsidiaries to (2) Stockholders' Equity plus preferred stock equity minus intangible assets shown on the books of the Company and its consolidated subsidiaries (but only to the extent the amount of such intangible assets exceeds $30,000,000), in each case in accordance with GAAP, to be greater than 6.50 to 1.00 at any time on or after the Effective Date through March 31, 1994 or 7.00 to 1.00 at any time after March 31, 1994.

             (b) Create, incur, assume or suffer to exist any Secured Indebtedness of the Company or any Subsidiary, except (i) Indebtedness secured by assignments of leases where the recourse of the payee of such Indebtedness is expressly limited to the lessor's interest in such leases, the rents and other amounts due thereunder and/or the equipment or property leased thereunder, (ii) Secured Indebtedness incurred in transactions in which the Company is the lessee and sublessor of the equipment or property securing such Secured
        Indebtedness where the recourse of the payee of such Secured Indebtedness is expressly limited to the lessor's interest in leases, the rents and other amounts due thereunder and/or the equipment or property leased thereunder; provided that the amounts due under the sublease of the equipment or property are not less than the amounts due under the lease for such equipment or property, and (iii) other Secured Indebtedness in an amount not to exceed an aggregate of $15,000,000 at any one time outstanding which may be secured by assets or property having any aggregate fair market value, as reasonably determined by the Company, not exceeding $30,000,000.

             (c)  Permit  the ratio of (A)  the sum of  Consolidated Net Income
        (but exclusive of extraordinary, unusual or non-recurring gains or losses not incurred in the ordinary course of business of the Company and the Subsidiaries and any adverse effect on Consolidated Net Income arising solely from any interaction between increases in the corporate tax rate and the Company's prior accounting for deferred taxes under FASB Statement No. 96) plus income taxes plus interest expense of the Company and the Subsidiaries to (B) interest expense of the Company and the Subsidiaries, in each case for the twelve-month period ending on the last day of any fiscal quarter of the Company to be less than 1.25:1.00.

             (d) Permit (i) the greatest Exposure (other than Exposure with respect to transactions listed on Schedule 2) of the Company and the Subsidiaries to exceed 15% of Tangible Net Worth; provided that the Company shall not be liable for violations of this covenant if such violation occurs as a result of the merger or consolidation of one or more non-affiliated Persons so long as the Company does not take any action thereafter to increase its Exposure to such Person other than within the context of a workout or insolvency where the Company believes such increase is necessary to protect its financial interests or within the context of an extension of the scheduled maturity of an existing credit.

             (e) Permit the aggregate unpaid principal amount of Commercial Paper or other short-term Indebtedness supported by committed lines of credit of the Company and the Subsidiaries (or of any one or more of them) to exceed at any time the sum of the unused portion of (i) the Total Commitments and (ii) other commitments and committed lines of credit containing provisions for the renewal and repayment, over a period of at least 364 days, of the Indebtedness thereunder from commercial banks and other financial institutions, which banks and financial institutions shall be reasonably acceptable to the Administrative Agent.

             (f) Merge or consolidate, nor will it permit or suffer any Subsidiary to merge or consolidate with or into any Person and will not, nor permit any Subsidiary to, sell, lease or otherwise dispose of all, or in excess of 10% of, the consolidated gross assets (determined in accordance with GAAP but excluding intangibles) of the Company and the Subsidiaries to any Person in a single transaction or series of related transactions; provided, however, that (i) any Subsidiary may merge into, or sell, lease or otherwise dispose of all, or any part, of its assets to any other Subsidiary or the Company if such merger or such sale, lease or other disposition does not result in a default by the survivor or transferee under any agreement (including this Agreement) to which any party to such merger or such sale, lease or other disposition is then a party, (ii) the Company may sell all or part of its properties to, or merge or consolidate with, another corporation if: (A) the corporation (herein called the "Surviving Corporation") to which such sale is made, or which results from such merger or consolidation, is organized under the laws of the United States of America or a jurisdiction thereof; (B) the due and punctual performance and observance of all the provisions of this Agreement to be performed or observed by the Company are expressly assumed in a writing by the Surviving Corporation satisfactory to the Administrative Agent; (C) the beneficial interest in and control of 100% of the issued and outstanding Capital Stock of the Company (if it is the Surviving Corporation) or 100% of the issued and outstanding Capital Stock of the Surviving Corporation shall, immediately after such merger, consolidation, sale or other disposition, be owned by GFC Financial, free and clear of all liens, security interests, charges or other encumbrances; (D) the Surviving Corporation shall be engaged in the finance business; (E) immediately after the consummation of the transaction, and after giving effect thereto, no default by the Surviving Corporation exists under any agreement (including this Agreement) by which it is then bound; and (F) immediately after the consummation of the transaction, and after giving effect thereto, the Surviving Corporation shall have a Tangible Net Worth equal to or exceeding 95% of the Tangible Net Worth of the Company immediately preceding the consummation of the transaction; (iii) the Company or any Subsidiary may sell or discount receivables for fair value in arms length transactions; and (iv) the Company may sell, transfer or otherwise dispose of Greyhound European Financial Group or the assets thereof.

             (g) Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing, except that with respect to its Capital Stock: (i) the Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to other Subsidiaries or to the Company and (ii) the Company may
        (A) declare and deliver stock dividends, and (B) declare and pay any cash dividends on its Capital Stock to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding Capital Stock if, after giving effect thereto, the aggregate payments for all such purposes subsequent to December 31, 1991 would not exceed 50% of the sum of (1) Consolidated Net Income subsequent to December 31, 1991 plus (2) the aggregate net proceeds from the issuance or sale for cash or other property (excluding any unpaid indebtedness under any promissory note) of shares of the Company's Capital Stock subsequent to December 31, 1991 plus (3) the aggregate net proceeds from the issuance or sale subsequent to December 31, 1991, for cash or other property (excluding any unpaid indebtedness under any promissory note), of any Senior Indebtedness or Subordinated Indebtedness of the Company upon its conversion into shares of the Company's Capital Stock; provided, however, that notwithstanding the foregoing, the Company may redeem its preferred stock issued to and held by The Dial Corp or its subsidiaries as of the date hereof in accordance with the provisions of such preferred stock.

             (h) Permit Stockholders Equity to be less than the sum of $275,000,000 plus 50% of cumulative consolidated net income for all fiscal quarters ending after January 1, 1993 (determined without making any reduction in the amount thereof by reason of any net loss arising in any fiscal quarter) plus 50% of the net proceeds received by the Company or any Subsidiary through the offer and sale of any shares of its common stock (other than stock sold to employees of the Company or any Subsidiary upon such employees' exercise of employee or executive stock options).

             (i) Create, assume, incur or suffer to be created, assumed or incurred or to exist, or permit any Subsidiary to create, assume, incur or suffer to be created, assumed or incurred or to exist, any Lien upon any of the properties of any character of the Company or any Subsidiary without making effective provision whereby all Debit Balances shall be secured equally and ratably with (or prior to) any other obligation or indebtedness so secured, so long as any such other obligation or indebtedness remains secured; except, however, that, notwithstanding the foregoing, the Company or any Subsidiary, without so securing the Debit Balances, may

                  (i) lease property  to others in  the ordinary course of  the business of the Company or any Subsidiary or lease or sublease any property if the property subject thereto is not needed by the Company or any Subsidiary in the operation of its business;

                 (ii) create,  incur or  assume  Liens or  permit  Liens to  be created, assumed, incurred or to exist if the Liens are created, incurred and assumed in connection with Secured Indebtedness permitted under Section 4.02(b);

                (iii) make any deposit  with or give  any form  of security  to any governmental agency or other body created or approved by law or governmental regulation in order to enable the Company or such Subsidiary to maintain self-insurance, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions, or other social security, or to share in any privileges or other benefits available to corporations participating in any such arrangement, or for any other purpose at any time required by law or regulation promulgated by any governmental agency or office as a condition to the transaction of any business or the exercise of any privilege or license, or deposit assets of the Company or such Subsidiary with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Company or such Subsidiary from any judgment or decree against it, or in connection with any other proceedings in actions at law or suits in equity by or against the Company or such Subsidiary;

                 (iv) incur or  suffer to be incurred  or to exist  upon any of its property or assets (a) Liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Company or such Subsidiary in good faith by appropriate proceedings and the Company or such Subsidiary shall have set aside on its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by GAAP), provided that foreclosure, distraint, sale or similar proceedings have not been commenced, (b) the Liens of any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than six months, (c) undetermined Liens or charges incident to construction, (d) materialmen's, mechanics', workmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by the Company or such Subsidiary in good faith by appropriate proceedings, or deposits to obtain the release of such Liens, or (e) any encumbrances consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title thereto, which do not materially impair the use of such property by the Company or such Subsidiary in the operation of its business or the value of such property for the purpose of such business;

                  (v) create  other Liens  incidental  to  the conduct  of  its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                 (vi) create  or suffer to be  created or to  exist in favor of any lender of moneys or holder of commercial paper of the Company or a Subsidiary in the ordinary course of business a banker's lien or right of offset in the holder of such indebtedness or moneys of the Company or a Subsidiary deposited with such lender or holder in the ordinary course of business; and

                (vii) create or suffer to be  created or to exist  with respect to any of its property leasehold or purchase rights, exercisable for a fair consideration, in favor of any Person which arise in transactions entered into in the ordinary course of business.

                                     ARTICLE V
                               Conditions of Lending

             SECTION 5.01. Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the prior or concurrent satisfaction of the following conditions and the Administrative Agent shall have received for the account of each Lender the following, each, unless otherwise noted, dated the Effective Date, and in form and substance satisfactory to the Administrative Agent and Agents:

             (a) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and of all other documents evidencing necessary corporate or governmental action with respect to this Agreement, together with a signed copy of a certificate of the Secretary or an Assistant Secretary of the Company, certifying the name(s) of the officer(s) of the Company authorized to sign on behalf thereof this Agreement, together with the true signature(s) of such officer(s) and, with respect to the Company, the name(s) and/or title(s) of the officer(s) authorized to make requests for Advances pursuant to Section 2.04 hereof. Each Lender may conclusively rely on such certificate of the Company until it shall receive a further certificate of a Secretary or Assistant Secretary of the Company cancelling or amending the prior certificate and submitting the true signatures of the officers named in such further certificate.

             (b) A signed copy of a favorable opinion of W. J. Hallinan, Vice President, Secretary and counsel to the Company, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request, which opinion the Company hereby authorizes and instructs such counsel to prepare and deliver.

             (c) A signed copy of an opinion of O'Melveny & Myers, counsel for Citibank, to the effect that while they have not independently considered the matters covered by the opinion furnished pursuant to paragraph (b) of this Section 5.01 to the extent necessary to enable them to express the conclusions stated therein, (i) such opinion, this Agreement and the other documents furnished pursuant to the preceding provisions of this Section 5.01 and pursuant to Section 5.02 appear to be in substantially acceptable legal form, and (ii) such opinion and other documents are substantially responsive to the requirements of this Agreement.

             (d) The representations and warranties contained in Section 3.01 hereof shall be true and accurate on and as of the day hereof, and no event shall have occurred and be continuing which constitutes an Event of Default hereunder or which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both, and the Company shall deliver a certificate of the President, any Vice President or the Chief Financial Officer of the Company to such effect.

             SECTION 5.02. Conditions Precedent to Each Advance. The obligation of each Lender to make an Advance on the occasion of each Borrowing is subject to the further conditions precedent that, on the date of such Borrowing,

             (a)  the   following   statements   shall   be   true,   and   the
        Administrative Agent shall have received (or will receive with the Notice of Borrowing as set forth in Section 2.04(a) hereof) for the account of such Lender a certificate signed by a duly authorized officer of the Company, dated the date of such Borrowing, stating that:

                  (i)  The representations  and warranties contained in Section
             3.01 hereof (excluding those contained in paragraphs (e) and (f) thereof) are true and accurate on and as of the date of such borrowing as though made on and as of such date;

                  (ii) No circumstances exist that in the Company's reasonable opinion would materially impair the Company's ability to repay all outstanding Advances; and

                  (iii) No event has occurred and is continuing or would result from such Borrowing which constitutes an Event of Default hereunder or which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both; and

             (b)  the  Administrative  Agent  shall  have  received such  other
        approvals,   opinions  or   documents   as  any   Lender  through   the
        Administrative Agent may reasonably request.

             SECTION 5.03. Conditions Precedent to Certain Borrowings. The obligation of each Lender to make that portion of an Advance on the occasion of any Borrowing which would increase the aggregate outstanding amount of Advances owing to such Lender over the aggregate amount of such Advances outstanding immediately prior to the making of such Advance shall be subject to the further conditions precedent that on the date of such Borrowing (i) the representation and warranty contained in subsection (e) of Section 3.01 are correct on and as of the date of such Advance as though made on and as of such date and (ii) the certificate furnished pursuant to Section 5.02 shall include a statement to the effect of clause (i) above; provided, however, that, if the Company is unable to make the representation and warranty contained in subsection (e) of Section 3.01 on the date of an Advance by reason of there being an action, suit or proceeding at law or in equity pending or threatened against the Company or the Subsidiaries which purports to affect the legality, validity or enforceability of this Agreement or the Company's ability to repay any Advances hereunder, such representation and warranty shall be deemed to be made for purposes of this
   Section 5.03 if the certificate furnished pursuant to Section 5.02 shall be accompanied by an opinion of counsel to the Company in form and substance reasonably satisfactory to the Administrative Agent, stating that such litigation, in the opinion of such counsel, is of no merit insofar as it concerns the legality, validity or enforceability of this Agreement or the Company's ability to repay any Advances hereunder.

                                    ARTICLE VI
                                 Events of Default

             SECTION 6.01.     Events  of Default.    If any  of  the following
   Events of Default shall occur and be continuing:

             (a) The Company shall fail to pay when due (i) any interest or principal in respect of any Debit Balance or (ii) any fee payable pursuant to Section 2.10; or

             (b) Any representation or warranty made in connection with the execution and delivery of this Agreement or in any certificate or instrument furnished pursuant hereto shall prove to have been incorrect in any material respect when made; or

             (c) The Company shall default in the performance of any other term, covenant or agreement contained herein, and such default shall continue unremedied for a period of ten days after written notice thereof shall have been given to the Company by the Administrative Agent (which shall give such notice only with the consent of, or if requested by, Lenders having at least 51% of the Total Commitments); or

             (d) The Company or any Subsidiary (other than Pine Top Insurance Company, Ltd.) shall fail to pay any indebtedness for borrowed money or any other obligation (other than hereunder) which is outstanding in a principal amount exceeding $15,000,000 owing by the Company or such Subsidiary (as the case may be), or any interest or premium thereon when due (or if permitted by the terms of the relevant document, within any applicable grace period), whether such indebtedness or obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or the Company or any Subsidiary (other than Pine Top Insurance Company, Ltd.) shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any indebtedness for borrowed money or any other obligation which is outstanding in a principal amount exceeding $15,000,000 owing by the Company or any Subsidiary (as the case may be) when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period) or any other event shall occur, if the effect of such failure or other event is to accelerate, or to permit the holder or holders of such indebtedness or obligations or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such indebtedness; or

             (e) This Agreement shall, at any time after its execution and delivery and for any reason attributable to the Company, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability hereof shall be contested by the Company, or the Company shall deny that it has any further liability or obligation under this Agreement; or

             (f) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability or shall be unable to pay its debts as they become due, or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, order for relief or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or if the Company shall take any action looking to the dissolution or liquidation of the Company or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under federal bankruptcy laws now or hereafter in effect or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and if instituted against the Company, remains undismissed and unstayed for a period of 60 days; or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

             (g)(i) The Company or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which, under the provisions of any Plan or Section 412 of the Internal Revenue Code of 1986, as amended, the Company or any of its ERISA Affiliates is required to pay as contributions thereto;

            (ii)  Any accumulated funding deficiency (as defined in Section 412 of the Internal Revenue Code of 1986, as amended) occurs or exists, whether or not waived, with respect to any Plan; or

             (iii) Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Company by the Administrative Agent or any Lender, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the sum of (A) the fair market value of the assets accumulated  in such  Plan  and  (B)  any  related  balance  sheet accruals, by more than $1,000,000 (or, in the case of a Termination Event involving a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

   then, and in any such event (other than an event described in subsection (f) hereof), the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Company, (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) cause all of the Debit Balances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon all Debit Balances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. If an Event of Default described in subsection (f) hereof occurs, any obligation on the part of the Lenders hereunder shall automatically terminate and all sums of principal, interest and fees remaining on the Advances shall be immediately due and payable without notice, presentment, demand or notices of any kind, all of which are expressly waived.

                                    ARTICLE VII
                  The Administrative Agent, Agents and Co-Agents

             SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent, Agents and Co-Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, Agents and Co-Agents by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent, Agents and Co-Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Lenders having at least 51% of the Total Commitments and such instruction shall be binding upon all Lenders; provided, however, that none of the Administrative Agent, any Agent or any Co-Agent shall be required to take any action which exposes the Administrative Agent, such Agent or such Co-Agent, as the case may be, to personal liability or which is contrary to this Agreement or applicable law.

             SECTION 7.02.     Agents'   Reliance,   Etc.       None   of   the
   Administrative Agent, any Agent, any Co-Agent or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of the Administrative Agent, Agents and Co-Agents: (i) may treat the Lender making any Advance as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, in accordance with Section 8.04; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Company or to inspect the property (including the books and records) of the Company, except as expressly set forth herein; (v) shall not be responsible to any Lender for the due execution (other than its own due execution), legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telex or telecopy facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

             SECTION 7.03.     Citibank,  BofA  ,  Chemical,  any  Co-Agent and
   Their Affiliates. With respect to its Commitment and the Advances made by it, Citibank, BofA, Chemical or any Co-Agent, as the case may be, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, an Agent or a Co-Agent, as the case may be; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Citibank, BofA, Chemical and any Co-Agent in its individual capacity. Citibank, BofA,
   Chemical and each Co-Agent and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of the Subsidiaries and any person or entity who may do business with or own securities of the Company or any Subsidiary, all as if Citibank, BofA, Chemical or such Co-Agent were not the Administrative Agent, an Agent or Co-Agent, as the case may be, and without any duty to account therefor to the Lenders.

             SECTION 7.04.     Lender   Credit   Decision.       Each    Lender
   acknowledges that it has, independently and without reliance upon the Administrative Agent, any Agent, any Co-Agent or any other Lender and based on the financial statements referred to in Section 3.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Agent, any Co-Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

             SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent, each Agent and each Co-Agent (to the extent not reimbursed by the Company), ratably according to the respective amounts of the Advance Accounts then held by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent, such Agent or such Co-Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent, such Agent or such Co-Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's, such Agent's or such Co-Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and each Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent or such agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent or such Agent is not reimbursed for such expenses by the Company.

             SECTION 7.06.     Successor  Agent.  The Administrative Agent, any
   Agent and any Co-Agent may resign at any time by giving written notice thereof to the Lenders and the Company and the Administrative Agent may be removed at any time with or without cause by Majority Lenders. Upon any such resignation or removal of the Administrative Agent, Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by Majority Lenders, and if no successor Administrative Agent shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the removal of the retiring Administrative Agent by Majority Lenders, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring
   Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE VIII
                                   Miscellaneous

             SECTION 8.01. No Waiver; Amendments. No failure or delay on the part of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No amendment, modification or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and consented to by the Majority Lenders (except that no such amendment, modification, waiver or consent which would increase any Lender's Commitment, reduce, or postpone any date fixed for any payment of, principal of, or interest on, the Debit Balances or any fees or other amounts payable hereunder or change the percentage of the Commitments or of the aggregate unpaid Debit Balances which shall be required for the Lenders or any of them to take action hereunder (including, without limitation, any amendment to the definition of "Majority Lenders" or this Section 8.01) or which would affect any provision contained in Section 5.01, Section 5.02 (if and to the extent that the Borrowing which is the subject of such amendment, waiver or consent would involve an increase in the aggregate amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), Section 5.03, this Section 8.01 or Section 8.05 shall be effective unless consented to by all Lenders then having a Commitment) and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that the amount of any Lender's Commitment may be raised by agreement in writing between the Company and such Lender, with notice thereof to each other Lender then having a Commitment and to the Administrative Agent. No amendment, modification or waiver of or consent with respect to any provision contained in Article VII shall be effective unless consented to by the Administrative Agent. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

             SECTION 8.02. New Lenders. At any time when any Lender shall have a Commitment, if no event has occurred and is continuing which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, the Company may notify the Administrative Agent and the Lenders that it desires to add one or more additional lenders to the Lenders hereunder; provided, however, that no such new lender will have a Commitment larger than the largest Commitment of a Lender. Such notice shall identify each such lender, the amount of its proposed Commitment and the proposed effective date of its inclusion hereunder (which shall be the last day of all then current Interest Periods if there are Base Rate Advances or Eurodollar Advances then outstanding from the Lenders). Upon such proposed date, such lender shall become a Lender hereunder for all purposes and to the same effect as if set forth on the signature pages hereof, subject to its execution where indicated below and delivery to the Administrative Agent of at least one counterpart of this Agreement (which shall be deemed to include all amendments thereto) and the execution and delivery by the Administrative Agent and the Company of each such counterpart.

             SECTION 8.03. Notices, Etc. All communications and notices provided for hereunder, unless otherwise specified in this Agreement, shall be in writing and, if to the Company, mailed or delivered to it, addressed to it at Dial Tower, Phoenix, Arizona 85077, Attention of Treasurer's Department, and if to any Lender, mailed or delivered to it, addressed to it at its Domestic Lending Office as set forth on the signature pages hereof, and, if to the Administrative Agent, mailed or delivered to it, addressed to it c/o Citicorp USA, Inc., 725 South Figueroa Street, Los Angeles, California 90017, Attention: Desmund Shirazi; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

             SECTION 8.04  Assignments, Participations etc.

             (a) Any Lender may, with notice to the Administrative Agent and the Company, assign to any other current Lender, or, with notice to the Administrative Agent and with the prior written consent of the Company, which consent shall not be unreasonably withheld, assign to any Eligible Assignee (each an "Assignee") all or any part of the Advances or the Commitments or any other rights or obligations of such Lender hereunder in a minimum amount of $5,000,000; provided, however, that the amount of the Advances and the Commitment of the assignor Lender being assigned may be in an amount equal to such assignor Lender's entire Commitment and such Lender's entire outstanding Advances provided, further, that the Company and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Lender and the Assignee and (ii) such Lender and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit C ("Assignment and Acceptance"); and (iii) the processing fees of $2,500 shall have been paid to the Administrative Agent. Any assignment hereunder shall be of a constant, and not a varying, percentage of all rights and obligations of the assignor under this Agreement. Notwithstanding any of the preceding limitations on any Lender's ability to assign any part of the Advances or the Commitments to any other Person, each Lender may assign its rights (including, without limitation, rights to payment) under this Agreement to any Federal Reserve Bank without notice to or consent of, and without payment of any processing fee to, the Company or the Administrative Agent. To facilitate any such pledge to a Federal Reserve Bank, the Company will, upon its receipt of a written request from a Lender stating that such Lender desires to pledge then outstanding Advances to a Federal Reserve Bank, execute and deliver to such Lender a promissory note substantially in the form of Exhibit F to evidence such Advances.

             (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any of this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Administrative Agent, any Agent, any Co-Agent or such assignor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Administrative Agent, the Agents and the Co-Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, the Agents and the Co-Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and
   (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

             (c)  From  and  after  the  date  that  the  Administrative  Agent notifies the assignor Lender that it has received the Assignment and Acceptance (which notice shall be promptly given by the Administrative Agent), (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assignor Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

             (d) The Administrative Agent shall maintain at its address referred to in Section 8.03 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Immediately upon each assignee's making its payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assignor Lender pro tanto.

             (e) Any Lender may at any time sell to one or more banks or other entities (a "Participant") participating interests in any Advances, the Commitment of that Lender or any other interest of that Lender hereunder; provided, however, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible for the performance of such obligations, (iii) the Company and the
   Administrative Agent shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement, and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would: (A) extend the Termination Date; or (B) reduce the interest rate or the amount of principal or fees applicable to Advances or the Commitments in which such participant is participating. In the case of any such participation, the Participant shall not have any rights under this Agreement and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation, except that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

             (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
   Section 8.04, disclose to the Assignee or participant or proposed assignee or participant, any information relating to the Company and any Subsidiary furnished to such Lender by or on behalf of the Company; provided that, prior to any such disclosure, the Assignee or Participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Company or any Subsidiary received by it from such Lender.

             SECTION 8.05.     Costs, Expenses and Taxes.

             (a) The Company agrees to pay all out-of-pocket costs and expenses of the Administrative Agent and each Agent in connection with the preparation, execution and delivery of this Agreement and any amendment, waiver or consent relating thereto (including the reasonable fees and out-of-pocket expenses of O'Melveny & Myers and the allocated costs of internal counsel) and out-of-pocket costs and expenses of the Administrative Agent, if any, including reasonable legal fees in connection with the administration thereof and out-of-pocket costs and expenses of the Administrative Agent and the Lenders, if any, including reasonable legal fees in connection with the enforcement thereof. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other documents to be delivered hereunder, and agrees to save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

             (b)  Whether or not the  transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold the Administrative Agent, each Agent, each Lender, and the officers, directors, employees and agents of the Administrative Agent, the Agents and the Lenders, harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not any of the foregoing Persons is a party to any litigation), including without limitation reasonable attorneys' fees and costs and costs of investigation, with respect to any acquisition or proposed acquisition or any other use or proposed use of proceeds of the Advances (collectively, the "Indemnified Liabilities"), provided that the Company shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Persons. If any claim is made, or any action, suit or proceeding is brought against any Person indemnified pursuant to this
   Section 8.05(b), the indemnified Person shall notify the Company of such claim or of the commencement of such action, suit or proceeding, and the Company will assume the defense of such action, suit or proceeding, employing counsel selected by the Company and reasonably satisfactory to the indemnified Person, and pay the fees and expenses of such counsel; provided, however, that if counsel to the Administrative Agent or the Person seeking indemnification hereunder shall reasonably determine that, due to conflicts in the liabilities or defenses of the Company and the Administrative Agent, the Agents and the Lenders, the Administrative Agent, the Agents or the
   Lenders should retain their own counsel, the Administrative Agent, the Agents and the Lenders shall have the right to retain their own counsel and the reasonable fees and expenses of such counsel shall be for the account of the Company. The obligations of the Company under this Section 8.05(b) shall survive the termination of this Agreement and the discharge of the Company's other obligations hereunder.

             SECTION 8.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.06 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

             SECTION 8.07.     Accounting  Terms.   All  accounting  terms  not
   specifically defined herein shall be construed in accordance with GAAP applied on a consistent basis.

             SECTION 8.08. Effectiveness of Action by, or Consent of, Lenders. With respect to any provision of this Agreement under which action may be taken or consent or approval given by holders of a specified percentage of the Lenders, the action taken or consent or approval given by such percentage shall be binding upon all of the Lenders to the same extent and with the same effect as if each Lender had joined therein.

             SECTION 8.09. Several Obligations. Subject to Section 8.10 hereof, the obligation of each Lender hereunder is several, and neither the Administrative Agent nor any Lender shall be responsible for the obligation or Commitment of any other Lender hereunder, nor will the failure of any Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

             SECTION 8.10. Binding Effect. This Agreement shall become effective, upon satisfaction of the conditions set forth in Section 5.01, when it shall have been executed by the Company and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent hereunder and each of the Lenders and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Lenders.

             SECTION 8.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

             SECTION 8.12 Descriptive Headings. The descriptive headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

             SECTION 8.13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of laws principles.

             SECTION 8.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts, each of which when so executed shall be an original, but all such separate counterparts shall together constitute but one and the same instrument.

             SECTION 8.15. Waiver of Trial by Jury. THE COMPANY, THE LENDERS, THE CO-AGENTS, THE AGENTS AND THE ADMINISTRATIVE AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Company, the Lenders, the Co-Agents, the Agents and the Administrative Agent each (i) acknowledges that this waiver is a material inducement for the Company, the Lenders, the Co-Agents, the Agents and the Administrative Agent to enter into a business relationship, that the Company, the Lenders, the Co-Agents, the Agents and the Administrative Agent have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER MAY NOT BE MODIFIED ORALLY AND MAY ONLY BE MODIFIED IN WRITING EXPRESSLY REFERRING TO THIS SECTION 8.15, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT EXCEPT TO THE EXTENT ANY SUCH AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION EXPRESSLY PROVIDES OTHERWISE. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                   [Remainder of page intentionally left blank]

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                               GREYHOUND FINANCIAL
                               CORPORATION


                               By__________________________
                               Title_______________________


                               By__________________________
                               Title_______________________

   Commitments

   $61,700,000                             CITIBANK, N.A. (Individually
                                           and as an Agent and
                                           Administrative Agent)



                                           By ___________________________
                                           Title__________________________

                                           399 Park Avenue
                                           New York, New York 10043


   $61,650,000                             BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION


                                           By ___________________________
                                           Title __________________________

                                           555 South Flower Street,
                                           Credit Products #5618
                                           Los Angeles, California  90071

                                           BANK OF AMERICA NATIONAL TRUST
                                           AND   SAVINGS  ASSOCIATION   (as  an
   Agent)


                                           By ___________________________
                                           Title __________________________

                                           Bank of America
                                           Global Agency #5596
                                           1455 Market Street
                                           San Francisco, California  94103
   $61,650,000                             CHEMICAL BANK (Individually
                                           and as an Agent)


                                           By ___________________________
                                           Title _________________________

                                           270 Park Avenue
                                           New York, New York   10017


   $50,000,000                             CONTINENTAL BANK N.A.  (Individually
                                           and as a Co-Agent)


                                           By ___________________________
                                           Title __________________________

                                           231 South LaSalle Street
                                           Chicago, Illinois 60693


   $50,000,000                             BANK OF MONTREAL (Individually and
                                           as a Co-Agent)


                                           By ___________________________
                                           Title __________________________

                                           115 South LaSalle Street, 11 West
                                           Chicago, Illinois  60603


   $35,000,000                             THE CHASE MANHATTAN BANK
                                           (NATIONAL ASSOCIATION)


                                           By ___________________________
                                           Title __________________________

                                           One Chase Manhattan Plaza
                                           New York, New York 10081


   $35,000,000                             FIRST INTERSTATE BANK
                                           OF ARIZONA


                                           By ___________________________
                                           Title __________________________

                                           First Interstate Bank Plaza
                                           100 West Washington
                                           Phoenix, Arizona 85038


   $35,000,000                             NATIONAL WESTMINSTER BANK USA


                                           By ___________________________
                                           Title __________________________

                                           175 Water Street
                                           New York, New York  10038


   $35,000,000                             UNION BANK OF SWITZERLAND
                                           LOS ANGELES BRANCH


                                           By____________________________
                                           Title __________________________

                                           By____________________________
                                           Title __________________________

                                           444 South Flower Street
                                           Los Angeles, California  90071


   $35,000,000                             WESTDEUTSCHE              LANDESBANK
                                           GIROZENTRALE-
                                           NEW YORK AND CAYMAN ISLANDS BRANCHES


                                           By____________________________
                                           Title __________________________

                                           By____________________________
                                           Title __________________________

                                           633 West Fifth Street, Suite 6750
                                           Los Angeles, California  90071


   $25,000,000                             CREDIT LYONNAIS
                                           SAN FRANCISCO BRANCH


                                           By ___________________________
                                           Title __________________________

                                           4 Embarcadero Center
                                           Suite 3470
                                           San Francisco, California  94111


   $25,000,000                             THE   INDUSTRIAL   BANK  OF   JAPAN,
                                           LIMITED, LOS ANGELES AGENCY


                                           By ___________________________
                                           Title __________________________

                                           350 South Grand Avenue
                                           Suite 1500
                                           Los Angeles, California  90071


   $20,000,000                             BANK ONE, ARIZONA, N.A.


                                           By ___________________________
                                           Title __________________________

                                           241 North Central
                                           U.S. Corp. Banking, A-714
                                           Phoenix, Arizona  85004


   $20,000,000                             DRESDNER BANK AG LOS ANGELES
                                           AGENCY


                                           By ___________________________
                                           Title __________________________

                                           By ___________________________
                                           Title __________________________

                                           725 South Figueroa Street
                                           Suite 3950
                                           Los Angeles, California  90017


   $20,000,000                             THE  MITSUBISHI  TRUST  AND  BANKING
                                           CORPORATION, acting through its
                                           LOS ANGELES AGENCY


                                           By ___________________________
                                           Title __________________________

                                           801 South Figueroa Street
                                           Suite 2400
                                           Los Angeles, California  90017

   $20,000,000                             SOCIETE GENERALE


                                           By ___________________________
                                           Title __________________________

                                           2029 Century Park East, Suite 2900
                                           Los Angeles, California 90067


   $15,000,000                             CREDIT SUISSE


                                           By ___________________________
                                           Title __________________________


                                           By ___________________________
                                           Title __________________________

                                           800 Wilshire Boulevard, 8th Floor
                                           Los Angeles, California 90017


   $15,000,000                             THE BANK OF NOVA SCOTIA


                                           By ___________________________
                                           Title __________________________

                                           101 California Street
                                           San Francisco, California  94111


   $10,000,000                             UNION BANK


                                           By ___________________________
                                           Title __________________________

                                           350 California Street, 11th Floor
                                           San Francisco, California  94104


   $10,000,000                             BANK OF HAWAII


                                           By ___________________________
                                           Title __________________________

                                           130 Merchant Street, 20th Floor
                                           Honolulu, Hawaii  96813

   $10,000,000                             BANK OF AMERICA ARIZONA


                                           By ___________________________
                                           Title __________________________

                                           101 North First Avenue
                                           Phoenix, Arizona 85003

   $10,000,000                             BANK HAPOALIM, B.M.,
                                           LOS ANGELES BRANCH


                                           By____________________________
                                           Title __________________________


                                           By____________________________
                                           Title __________________________

                                           6222 Wilshire Blvd.
                                           Los Angeles, CA 90048


   $10,000,000                             BANQUE NATIONALE DE PARIS


                                           By____________________________
                                           Title __________________________


                                           By____________________________
                                           Title __________________________

                                           725 South Figueroa Street
                                           Suite 2090
                                           Los Angeles, California  90017


   $10,000,000                             THE LONG-TERM CREDIT BANK  OF JAPAN,
                                           LTD.
                                           LOS ANGELES AGENCY


                                           By____________________________
                                           Title __________________________


                                           By____________________________
                                           Title __________________________

                                           444 South Flower Street, Suite 3700
                                           Los Angeles, California  90071


   $10,000,000                             ISTITUTO   BANCARIO  SAN   PAOLO  DI
                                           TORINO S.P.A.


                                           By____________________________
                                           Title __________________________


                                           By____________________________
                                           Title __________________________

                                           444 South Flower Street, 45th Floor
                                           Los Angeles, California  90071


   $10,000,000                             CAISSE NATIONALE DE CREDIT AGRICOLE


                                           By____________________________
                                           Title __________________________

                                           55 East Monroe Street, Suite 4700
                                           Chicago, Illinois  60603

   ____________
   $700,000,000                            Total Commitments




                                                  SCHEDULE 1

                                        GREYHOUND FINANCIAL CORPORATION
                                                 $700,000,000
                                               CREDIT AGREEMENT


                                       Domestic Lending                     Eurodollar
   Bank                                      Office                         Lending Office
   Citibank, N.A.                      Citibank, N.A.                       Citibank, N.A.
                                       399 Park Avenue                      399 Park Avenue
                                       New York, NY 10043                   New York, NY 10043
                                       Telex:  691-299                      Telex: 691-299
                                       Telecopy  212/793-5300               Telecopy  212/793-5300

   Bank of America National            Bank of America National             Bank of America National
   Trust and Savings Association       Trust and Savings Association        Trust and Savings Association
                                       Global Payment Operations #5693      Global Payment Operations #5962
                                       1850 Gateway Blvd.                   1850 Gateway Blvd.
                                       Concord, CA 94520                    Concord, CA 94520
                                       Telex 34346                          Telex 34346
                                       Telecopy 510/675-7532                Telecopy 510/675-7532
                                       Attn: Barbara Garibaldi              Attn: Barbara Garibaldi

   Chemical Bank                       Chemical Bank                        Chemical Bank
                                       270 Park Avenue                      270 Park Avenue
                                       New York, NY 10017                   New, NY 10017
                                       Telex  232337                        Telex  232337
                                       Telecopy 212/818-1456                Telecopy 212/818-1456

   Bank of Montreal                    Bank of Montreal                     Bank of Montreal
                                       115 South LaSalle Street, 11 West    115  South  LaSalle Street,  11
   West
                                       Chicago, Illinois 60603              Chicago, Illinois 60603
                                       Telex None                           Telex None
                                       Telecopy 312/750-3702                Telecopy 312/750-3702

   Continental Bank N.A.               Continental Bank N.A.                Continental Bank N.A.
                                       231 S. LaSalle St.                   231 S. LaSalle St.
                                       Chicago, IL 60697                    Chicago, IL 60697
                                       Telex  25-3412                       Telex  25-3412
                                       Telecopy  312/765-2080               Telecopy  312/765-2080

   The Chase Manhattan Bank            The Chase Manhattan Bank             The Chase Manhattan Bank
   (National Association)              1 Chase Manhattan Plaza              1 Chase Manhattan Plaza
                                       5th Floor                            5th Floor
                                       New York, NY 10081                   New York, NY 10081
                                       Telex  62910                         Telex  62910
                                       Telecopy  212/552-1999               Telecopy  212/552-1999

   First Interstate Bank of            First Interstate Bank of             First Interstate Bank of
   Arizona, N.A.                       Arizona, N.A.                        Arizona, N.A.
                                       P.O. Box 29742                       P.O. Box 29742
                                       Phoenix, AZ  85038-9742              Phoenix, AZ  85038-9742
                                       Telex  187-103                       Telex  187-103
                                       Telecopy  602/229-4409               Telecopy  602/229-4409

   National Westminster Bank USA       National Westminster Bank USA        National Westminster Bank USA
                                       175 Water Street                     175 Water Street
                                       New York, New York  10038            New York, New York  10038
                                       Telex  232-369NBNA-UR                Telex  232-369NBNA-UR
                                       Telecopy  212/602-2590               Telecopy  212/602-2590

   Union Bank of Switzerland           Union Bank of Switzerland            Union Bank of Switzerland
   Los Angeles Branch                  Los Angeles Branch                   Los Angeles Branch
                                       444 South Flower Street              444 South Flower Street
                                       Los Angeles, California  90017       Los Angeles, California  90017
                                       Telex 6831878                        Telex 6831878
                                       Telecopy  213/489-0637               Telecopy  213/489-0637


   Westdeutsche Landesbank             Westdeutsche Landesbank              Westdeutsche Landesbank
   Girozentrale                        Girozentrale                         Girozentrale
                                       1211 Avenue of the Americas          1211 Avenue of the Americas
                                       23rd Floor                           23rd Floor
                                       New York, New York  10036            New York, New York  10036
                                       Telex  MCI 666668 or ITT 420736      Telex  MCI 666668 or ITT 420736
                                       Telecopy  212/852-6300               Telecopy  212/852-6300

   Credit Lyonnais,                    Credit Lyonnais,                     Credit Lyonnais,
   San Francisco Branch                San Francisco Branch                 San Francisco Branch
                                       4 Embarcadero Center                 4 Embarcadero Center
                                       Suite 3470                           Suite 3470
                                       San Francisco, CA                    San Francisco, CA
                                       94111                                94111
                                       Telex 6771535                        Telex 6771535
                                       Telecopy 415/956-7008                Telecopy 415/956-7008

   The Industrial Bank of Japan,       The Industrial Bank of Japan,        The Industrial Bank of Japan,
   Limited, Los Angeles Agency         Limited, Los Angeles Agency          Limited, Los Angeles Agency

                                       350 South Grand Avenue               350 South Grand Avenue
                                       Suite 1500                           Suite 1500
                                       Los Angeles, California  90071       Los Angeles, California  90071
                                       Telex  67356                         Telex  67356
                                       Telecopy  213/688-7486               Telecopy  213/688-7486

   Bank One, Arizona, N.A.             Bank One, Arizona, N.A.              Bank One, Arizona, N.A.
                                       241 North Central                    241 North Central
                                       U.S. Corp. Bkng., A-714              U.S. Corp. Bkng., A-714
                                       Phoenix, Arizona  85004              Phoenix, Arizona  85004
                                       Telex  667434                        Telex  667434
                                       Telecopy  602/221-2632               Telecopy  602/221-2632

   Dresdner Bank AG                    Dresdner Bank AG                     Dresdner Bank AG
   Los Angeles Agency                  Los Angeles Agency                   Los Angeles Agency
                                       75 Wall Street                       75 Wall Street
                                       New York, New York  10005            New York, New York  10005
                                       Telex  4720286                       Telex  4720286
                                       Telecopy  212/574-0130               Telecopy  212/574-0130

   The Mitsubishi Trust and            The Mitsubishi Trust and             The Mitsubishi Trust and
   Banking Corporation,                Banking Corporation,                 Banking Corporation,
   Los Angeles Agency                  Los Angeles Agency                   Los Angeles Agency
                                       801 South Figueroa Street            801 South Figueroa Street
                                       Suite 2400                           Suite 2400
                                       Los Angeles, California  90017       Los Angeles, California  90017
                                       Telex  3750342                       Telex  3750342
                                       Telecopy  213/629-2571               Telecopy  213/629-2571

   Societe Generale                    Societe Generale                     Societe Generale
                                       2029 Century Park East               2029 Century Park East
                                       Suite 2900                           Suite 2900
                                       Los Angeles, California  90067       Los Angeles, California  90067
                                       Telex  188273                        Telex  188273
                                       Telecopy  310/203-0539               Telecopy  310/203-0539

   The Bank of Nova Scotia             The Bank of Nova Scotia              The Bank of Nova Scotia
                                       101 California Street                101 California Street
                                       San Francisco, California            San Francisco, California
                                       94111                                94111
                                       Telex  00340602                      Telex  00340602
                                       Telecopy  415/397-0791               Telecopy  415/397-0791


   Credit Suisse                       Credit Suisse                        Credit Suisse
                                       800 Wilshire Blvd.                   800 Wilshire Blvd.
                                       8th Floor                            8th Floor
                                       Los Angeles, California              Los Angeles, California
                                       90017                                90017
                                       Telex 67227                          Telex 67227
                                       Telecopy 213/955-8245                Telecopy 213/955-8245

   Union Bank                          Union Bank                           Union Bank
                                       350 California St.                   350 California St.
                                       11th Floor                           11th Floor
                                       San Francisco, California            San Francisco, California
                                       94104                                94104
                                       Telex 188316                         Telex 188316
                                       Telecopy 415/705-7037                Telecopy 415/705-7037

   Bank of Hawaii                      Bank of Hawaii                       Bank of Hawaii
                                       130 Merchant Street                  130 Merchant Street
                                       20th Floor                           20th Floor
                                       Honolulu, Hawaii  96813              Honolulu, Hawaii  96813
                                       Telex  None                                Telex  None
                                       Telecopy  808/533-4898               Telecopy  808/533-4898

   Bank Hapoalim B.M.,                 Bank Hapoalim B.M.,                  Bank Hapoalim B.M.,
   Los Angeles Branch                  Los Angeles Branch                   Los Angeles Branch
                                       6222 Wilshire Blvd.                  6222 Wilshire Blvd.
                                       Los Angeles, CA  90048               Los Angeles, CA  90048
                                       Telex  188610                        Telex  188610
                                       Telecopy  213/937-1439               Telecopy  213/937-1439

   Banque Nationale                    Banque Nationale                     Banque Nationale Paris
   de Paris                            de Paris                             de Paris
                                       180 Montgomery Street                180 Montgomery Street
                                       San Francisco, California            San Francisco, California
                                       94104                                94104
                                       Telex  9103722007                    Telex  9103722007
                                       Telecopy  415/989-9041               Telecopy  415/989-9041

   Bank of America Arizona             Bank of America Arizona              Bank of America Arizona
                                       101 North First Avenue               101 North First Avenue
                                       Phoenix, Arizona 85003               Phoenix, Arizona 85003
                                       Telex  None                          Telex  None
                                       Telecopy  602/262-2323               Telecopy  602/262-2323

   The Long-Term Credit Bank           The Long-Term Credit Bank            The Long-Term Credit Bank
   of Japan, Limited, Los Angeles      of Japan, Limited, Los Angeles       of Japan, Limited, Los Angeles
   Agency                              Agency                               Agency
                                       444 South Flower Street              444 South Flower Street
                                       Suite 3700                           Suite 3700
                                       Los Angeles, California  90071       Los Angeles, California  90071
                                       Telex  673558                        Telex  672558
                                       Telecopy  213/626-1067               Telecopy  213/626-1067

   Istituto Bancario San Paolo         Istituto Bancario San Paolo          Istituto Bancario San Paolo
   di Torino S.p.A.                    di Torino S.p.A.                     di Torino S.p.A.
                                       444 South Flower Street, 45th Floor  444  South Flower  Street, 45th
   Floor
                                       Los Angeles, California  90071       Los Angeles, California   90071
                                       Telex  4720338                       Telex  4720338
                                       Telecopy  213/622/2514               Telecopy  213/622/2514

   Caisse Nationale de                 Caisse Nationale de                  Caisse Nationale de
   Credit Agricole                     Credit Agricole                      Credit Agricole
                                       55 East Monroe                       55 East Monroe
                                       Suite 4700                           Suite 4700
                                       Chicago, Illinois 60603              Chicago, Illinois  60603
                                       Telex  190063                        Telex  190063
                                       Telecopy  312/372-3724               Telecopy  312/372-4421


                                                  SCHEDULE 2

                                                   EXPOSURES
                                        Greyhound Financial Corporation
                        Transactions excluded from Exposure Test under Credit Agreement
                                                (000's Omitted)


   Customer Name                         Date                                      Carrying
   & Location                   Commencement  Maturity     Type of Property        Amount
   D.A.T. Joint Venture         09/1991       11/1994      2: B727-221 aircraft    $55,271
   New York, NY                                            6: JT8D-17R engines
                                                           1: DC9-30
                                                           2: JT8D engines
                                                           2: B727-225 aircraft
                                                           5: JT8D-15A engines
                                                           1: JT8D-15 engine
                                                           1: JT8D-217C engine
                                                           & related equipment

   Westinghouse                 12/1985       12/2010      equity portion of       $48,175
   Pittsburgh, PA                                          a leveraged lease:
                                                           13 office and light
                                                           industrial buildings
                                                           totalling
                                                           2,408,628 sq. ft.

   A.I. Leasing II              04/1985       07/2003      equity portion of       $44,306
   (Airbus) France                                         a leveraged lease:
                                                           3 Airbus A300B4
                                                           w/ General Electric
                                                           CF6-50C2 engines



   Note:  Increases  in the  Carrying Value  of any  leveraged lease  transactions of  the Company  and any subsidiary which are  a result  of accounting treatment  shall not  be used for  the purposes  of calculating  increases of  whatever kind  or nature  in Carrying  Value of  such  leveraged lease transaction.


                                     EXHIBIT A

                                NOTICE OF BORROWING


   Citibank, N.A., as Administrative Agent                 [Date]
   for the Lenders parties
   to the Credit Agreement
   referred to below
   399 Park Avenue
   New York, New York 10043
   Attention:  National Corporate
     Division Administration

   with a copy to:

   Citicorp USA, Inc.
   725 South Figueroa Street
   Los Angeles, California 90071
   Attention:  Credit Department

   Ladies and Gentlemen:

           The undersigned, Greyhound Financial Corporation, refers to the Fifth Amendment and Restatement, dated as of May 17, 1993, of the Credit Agreement dated as of May 31, 1976, as theretofore amended (the "Credit Agreement"), the terms defined therein being used herein as therein defined, among Greyhound Financial Corporation, Lenders parties thereto, the Co-Agents parties thereto, Bank of America National Trust and Savings Association, Chemical Bank, and Citibank, N.A., as Agents, and Citibank, N.A., as Administrative Agent, and hereby gives you notice pursuant to
   Section 2.04 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.04(a) of the Credit Agreement:

           (i) The Business Day of the Proposed Borrowing is ________________ 19___.


          (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances][Eurodollar Advances].


         (iii)   The  aggregate   amount   of   the   Proposed   Borrowing   is
        $___________.


          (iv) The Interest Period for each Advance made as part of the Proposed Borrowing is ____ [months] [days].

           In accordance with Section[s] 5.02 [and 5.03] of the Credit Agreement, the undersigned hereby certifies, on behalf of the Company, that as of the date hereof and the date of the Advance hereby requested:

           1. The representations and warranties contained in Section 3.01 of the Credit Agreement (excluding those contained in paragraph[s (e) and]
        (f) thereof) are true and accurate as though made on and as of such dates;

           2. No circumstances exist that in the Company's reasonable opinion would materially impair the Company's ability to repay all outstanding Advances; and

           3. No event has occurred and is continuing or would result from such Borrowing which constitutes an Event of Default under the Credit Agreement or which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

                 Very truly yours,

                 Greyhound Financial Corporation

                 By_____________________________
                         Title:

                                     EXHIBIT B

                            SECTION 4.01(a) CERTIFICATE

        Schedule of Compliance with the Fifth Amendment and Restatement, dated as of May 17, 1993, of the Credit Agreement, dated May 31, 1976, as theretofore amended

                                              Certificate as of _________, 19__

           The undersigned, ________________________ of Greyhound Financial Corporation, pursuant to the provisions of the Fifth Amendment and Restatement, dated as of May 17, 1993, of the Credit Agreement, dated as of May 31, 1976, as theretofore amended (the "Credit Agreement"), among the aforesaid corporation (the "Company"), the Lenders named therein, the Co-Agents named therein, Bank of America National Trust and Savings Association, Chemical Bank and Citibank, N.A., as Agents, and Citibank, N.A., as Administrative Agent, hereby certifies that as of the date first written above (defined terms in the Credit Agreement being used herein with the same meanings as in the Credit Agreement), the following computations were true and correct:

   1.   Leverage Test, Section 4.02(a)

        a.   total assets  . . . . . . . . . . . . . . . . $_________
        b.   deferred taxes  . . . . . . . . . . . . . . . $_________
        c.   minority interests  . . . . . . . . . . . . . $_________
        d.   preferred stock equity  . . . . . . . . . . . $_________
        e.   Stockholders' Equity:

             (i)  total assets (Line 1a) . . . $__________
            (ii)  liabilities . . . . .  . . . $__________
           (iii)  preferred stock (Line 1d). . $__________
            (iv)  minority interests (Line 1c) $__________
             (v)  sum of (ii) plus (iii) plus
                  (iv) . . . . . . . . . . . . $__________
            excess, if any, of (i) over (v)  . . . . . . . $_________

        f.   lesser of "due to clients" or "due from customers"
        g.   guaranties (to the extent
             not reflected on balance sheet or
             included above as liabilities)  . . . . . . . $_________
        h.   intangible assets in excess of
             $30,000,000 . . . . . . . . . . . . . . . . . $_________
        i.   Line 1a minus Line 1b minus
             Line 1c minus Line 1d minus Line 1e
             minus Line 1f plus Line 1g  . . . . . . . . . . . . .  $__________
        j.   Line 1d plus Line 1e minus
             Line 1h . . . . . . . . . . . . . . . . . . . . . . .  $__________
        k.   leverage ratio:  ratio of Line 1i to Line 1j  . . . . .  ____:1.00
        l.   maximum leverage ratio permitted for period:  . . . . .  ____:1.00
             (initially 6.50:1.00; after 3-31-94, 7.00:1.00)

   2.   Secured Indebtedness Test, Section 4.02(b)

        a.   Secured Indebtedness  . . . . . . . . . . . . $_________
        b.   limited recourse Secured
             Indebtedness  . . . . . . . . . . . . . . . . $_________
        c.   Line 2a minus Line 2b (*) . . . . . . . . . . . . . .  $_________
        d.   maximum permitted amount  . . . . . . . . . . . . . .  $15,000,000

   3.   Interest Coverage, Section 4.02(c)

        a.   Consolidated Net Income (excluding
             extraordinary items)  . . . . . . . . . . . . $_________
        b.   taxes . . . . . . . . . . . . . . . . . . . . $_________
        c.   interest expense  . . . . . . . . . . . . . . $_________
        d.   Line 3a plus Line 3b plus
             Line 3c . . . . . . . . . . . . . . . . . . . $_________
        e.   ratio of Line 3d to Line 3c . . . . . . . . . . . . . .  ____:1.00
        f.   minimum permitted ratio . . . . . . . . . . . . . . . .  1.25:1.00

   4.   Exposure Test, Section 4.02(d)

        a.   Tangible Net Worth  . . . . . . . . . . . . . $_________
        b.   greatest Exposure (excluding
             Exposure relating to transactions
             listed on Schedule 2 to
             the Credit Agreement).  . . . . . . . . . . . . . . . . $_________
        c.   maximum Exposure permitted
             (15% of Line 4a)  . . . . . . . . . . . . . . . . . . . $_________

   5.   Commercial Paper Covenant Test,
        Section 4.02(e)

        a.   unused but available portion
             of Commitments  . . . . . . . . . . . . . . . $_________
        b.   other unused but available
             commitments or lines of
             credit  . . . . . . . . . . . . . . . . . . . $_________
        c.   Commercial Paper outstanding  . . . . . . . . . . . . . $_________
        d.   maximum amount of Commercial
             Paper permitted to be outstanding
             (Line 5a plus Line 5b)  . . . . . . . . . . . . . . . . $_________

   6.   Dividend Test, Section 4.02(g)

        a.   Consolidated Net Income
             subsequent to December 31, 1991 . . . . . . . $_________
        b.   Proceeds from stock or, upon
             conversion, convertible debt
             issues subsequent to December 31,
             1991  . . . . . . . . . . . . . . . . . . . . $_________
        c.   Line 6a plus Line 6b  . . . . . . . . . . . . $_________
        d.   cash dividends paid subsequent
             to December 31, 1991  . . . . . . . . . . . . . . . . . $_________
        e.   maximum amount of dividends
             permitted subsequent to
             December 31, 1991 (50% of Line 6c)  . . . . . . . . . . $_________


   7.   Stockholders' Equity Test, Section 4.02(h)

        a.   cumulative net income for fiscal
             quarters ending after January 1, 1993
             (excluding any net loss in
             any such quarter) . . . . . . . . . . . . . . $_________
        b.   50% of Line 7a  . . . . . . . . . . . . . . . $_________
        c.   50% of cumulative proceeds from issuances
             of capital stock of Company or
             any Subsidiary after December 31,
             1992  . . . . . . . . . . . . . . . . . . . . $_________
        d.   Stockholders' Equity (Line 1e)  . . . . . . . . . . . . $_________
        e.   minimum Stockholders' Equity
             permitted ($275,000,000 plus
             Line 7b plus Line 7c) . . . . . . . . . . . . . . . . . $_________

   8.   Ratings

        a.   S&P Long-term Debt rating as of
             this report . . . . . . . . . . . . . . . . . . . . . . __________
        b.   Moody's Long-term Debt rating as
             of this report  . . . . . . . . . . . . . . . . . . . . __________
        c.   S&P Commercial Paper rating as
             of this report  . . . . . . . . . . . . . . . . . . . . __________
        d.   Moody's Commercial Paper rating
             as of this report . . . . . . . . . . . . . . . . . . . __________


        (*)  If negative, will be zero.

   and hereby further certify that no event has occurred or is continuing on the date hereof which constitutes an Event of Default under the Credit Agreement, or which would constitute such an Event of Default but for the requirement that notice be given, or time elapse, or both.

             IN WITNESS WHEREOF, I have hereunto set my hand as of the date first above written.



                                 __________________________________
                                 [Name]
                                 __________________________________
                                 of Greyhound Financial Corporation

                                     EXHIBIT C

                             ASSIGNMENT AND ACCEPTANCE

                        Dated as of _______________, 19___


             Reference is made to that certain Fifth Amendment and Restatement Dated as of May 17, 1993 of the Credit Agreement Dated as of May 31, 1976 (the "Credit Agreement") among Greyhound Financial Corporation (the "Company"), the Lenders parties thereto, the Co-Agents parties thereto, Bank of America National Trust and Savings Association, Chemical Bank and Citibank, N.A., as Agents, and Citibank, N.A., as Administrative Agent (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with same meaning.

             [________________]  (the  "Assignor")  and  [______________]  (the
   "Assignee") agree as follows:

             1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 of the outstanding rights and obligations of all Lenders under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment and in all outstanding Advances (if any) owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the aggregate principal amount of Advances outstanding on the date hereof and owing to the Assignee will be as set forth in Section 2 of
   Schedule 1.

             2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty (except as provided in clause (i) above) and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any guarantor or any other person or the performance or observance by the Company, any guarantor or any other party of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

             3. (a) The Assignee (i) confirms and agrees that it has received a copy of the Credit Agreement, any amendments or waivers thereto and any other documents furnished pursuant thereto, which in each case have been requested by it, together with copies of any financial statements requested by it, and that it has, independently and without reliance on the Assignor, any Co-Agent, any Agent, the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and agrees that it shall have no recourse against the Assignor with respect to any matters relating thereto; (ii) agrees that it will, independently and without reliance upon the Assignor, any Co-Agent, any Agent, any Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and any other documents or instruments furnished pursuant thereto; (iii) appoints and authorizes each of the Co-Agents, Agents and Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Co-Agents, Agents or Administrative Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) confirms that it is an Eligible Assignee; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office and Eurodollar Lending Office and address for notices the respective offices previously notified to the Administrative Agent pursuant to the Credit Agreement[; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for the purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to withholding taxes at a rate reduced by any applicable tax treaty].

             (b) If the Assignee is a person subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Assignee represents and warrants that the execution, delivery and performance of this Assignment and Acceptance, and the purchase of the interest being assigned to it hereby, will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), other than a prohibited transaction which is covered by a currently effective class exemption granted by the U.S. Department of Labor pursuant to Section 408(a) of ERISA and Section 4975(C)(2) of the Code.

             4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, the Assignor will deliver this Assignment and Acceptance to the Administrative Agent for acceptance and recording. The effective date for this Assignment and Acceptance shall be the date of acceptance hereof by the Administrative Agent unless otherwise specified on
   Schedule 1 hereto (the "Effective Date").

             5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in the Credit Agreement and in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in the Credit Agreement and in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other instruments and documents furnished pursuant thereto. The Assignee hereby acknowledges that the other parties to the Credit Agreement are intended third-party beneficiaries of this Assignment and Acceptance insofar as, after giving effect to this Assignment and Acceptance, the Assignee shall have the obligations of a Lender thereunder.

             6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

             7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

             8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

             IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
   Schedule 1 hereto.
                                    SCHEDULE 1
                                        TO
                             ASSIGNMENT AND ACCEPTANCE
                          Dated as of ____________, 19___


   Section 1

        Percentage interest                     ______%
        (as percentage of total
        Credit Agreement Advances/
        Commitments of all Lenders)

   Section 2

        Assignee's Commitment                   $_______________

        Aggregate Outstanding Principal
        Amount of Advances Owing to Assignee    $_______________

   Section 3

        Effective Date:                         __________, 19___


                                      [_________________],
                                      as Assignor


                                      By______________________
                                        Title:________________


                                      [_________________],
                                      as Assignee


                                      By______________________
                                        Title:________________

   Accepted this _______ day of
   _____________, 19___

   CITIBANK, N.A., as Administrative Agent


   By___________________________
     Title:_____________________

                                     EXHIBIT D

                      [FORM OF OPINION OF COMPANY'S COUNSEL]

                        [Letterhead of W.J. Hallinan, Esq.]


                                 [Effective Date]


   Citibank, N.A., as
   Administrative Agent
   399 Park Avenue
   New York, New York  10022

        and

   The Lenders, Co-Agents
   and Agents Listed
   on Schedule I Hereto

             Re:  Greyhound   Financial   Corporation   Fifth   Amendment   and
                  Restatement dated as of May 18, 1993 of Credit Agreement dated as of May 31, 1976

   Dear Ladies and Gentlemen:

             As Vice President and counsel to Greyhound Financial Corporation, a Delaware corporation (the "Company"), I am familiar with the Fifth Amendment and Restatement dated as of May 18, 1993 of Credit Agreement dated May 31, 1976, among the Company, the Lenders named therein, the Co-Agents named therein, Bank of America National Trust and Savings Association, Chemical Bank and Citibank, N.A., as Agents, and Citibank, N.A., as Administrative Agent (the "Credit Agreement"). All terms used herein that are defined in the Credit Agreement have the respective meanings specified in the Credit Agreement. This letter is being delivered to you in satisfaction of the condition set forth in Section 5.01(b) of the Credit Agreement and with the understanding that you are entering into the Credit Agreement in reliance on the opinions expressed herein.

             In this connection, I have examined such certificates of public officials, certificates of officers of the Company and the Subsidiaries and copies certified to my satisfaction of corporate documents and records of the Company and the Subsidiaries and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company and the Subsidiaries with respect to the accuracy of material factual matters contained therein which were not independently established.

        Based on the foregoing and subject to the qualifications, limitations and assumptions contained herein, it is my opinion that:

             1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has qualified to do business as a foreign corporation and is in good standing under the laws of the State of Arizona. The Company has all requisite corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform the Credit Agreement.

           2. The execution, delivery and performance of the Credit Agreement have been duly authorized by all requisite corporate action on the part of
   the Company.   The Credit  Agreement has be  duly executed and  delivered by authorized officers of the Company and constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           3. The Company is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

           4.   The   extension,  arranging   and   obtaining   of  the   credit
   represented by the Credit Agreement do not result in any violation of Regulation G, T, U and X of the Board of Governors of the Federal Reserve System.

           5. None of the execution and delivery of the Credit Agreement, the making of any Advances thereunder or compliance with the provisions thereof
   (A) conflicts with, or results in a breach or violation of the certificate of incorporation or bylaws of the Company, (B) results in a material breach or violation of, or constitutes a material default under, the terms, conditions or provisions of (i) any material loan agreement or other contract to which the Company or any Subsidiary is a party, (ii) any order, writ judgment or decree that the Company or any Subsidiary is a party to or by which any of the Company's or any Subsidiary's assets or properties are bound and which is material to the Company and its Subsidiaries, taken as a whole, or (iii) any present United States federal, Delaware corporate or Arizona statute, rule or regulation, known to me to be applicable to or binding on the Company and of a type commonly applicable to transactions of the type contemplated by the Credit Agreement or (C) results in the creation of any Lien upon any of the assets or properties of the Company or any Subsidiary under any agreement or contract referred to in clause (B)(i) above.

           6.   No    governmental    consents,    approvals,     registrations,
   declarations or filings are required to be obtained or made by the Company in connection with the execution and delivery of the Credit Agreement.

           7. To the best of my knowledge, there are no actions, suits or proceedings (administrative, judicial or otherwise) pending or threatened against the Company or any Subsidiary which have a significant likelihood of materially and adversely affecting (a) the business, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under the Credit Agreement, except as disclosed on Schedule II hereto.

           I am admitted to the bar in the State of Arizona, and I express no opinion as to the laws of any other jurisdiction except the General Corporation Law of the State of Delaware and the federal laws of the United States of America. While the Credit Agreement is stated to be governed by the laws of the State of New York, I have, with your permission, expressed the opinions herein as if the Credit Agreement were governed by the laws of the State of Arizona. With respect to such laws, my opinions are what the law is at the date hereof, and I assume no obligation to supplement this opinion due to any change in the law, legislative action, judicial decision or otherwise.

           To the extent that the obligations of the Company may be dependent upon such matters, I have assumed for the purposes of this opinion that each Person who is a party to the Credit Agreement (other than the Company) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; that the Credit Agreement has been duly authorized, executed and delivered by each such Person (other than the Company) and constitutes the legally valid and binding obligation of each such Person (other than the Company), enforceable in accordance with its terms; the genuineness of all signatures and the legal capacity of each natural person executing the Credit Agreement (other than any such person executing the Credit Agreement on behalf of the Company); the authenticity and completeness of documents submitted as originals, and the conformity of documents submitted as copies; that the Credit Agreement accurately describes and contains the agreement and mutual understandings of the parties, and that there are no verbal or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Credit Agreement; that you will receive no interest, charges, fees or other benefits or compensation in the nature of interest in connection with the Credit Agreement or its related transactions other than those that the Company has agreed in writing to pay; that all parties to the Credit Agreement will enforce their respective rights thereunder in circumstances and in a manner which are commercially reasonable and in accordance with applicable law; and that each Person who is a party to the Credit Agreement (other than the Company) has the requisite corporate or other organizational power and authority to perform is obligations under the Credit Agreement.

           This opinion is being delivered upon the express instructions of the Company to Citibank, N.A., as Administrative Agent, Citibank, N.A., Bank of America National Trust and Savings Association, and Chemical Bank, as Agents, the Co-Agents and the Lenders under the Credit Agreement and is solely for their benefit in connection with the transactions contemplated thereby. This opinion may not be relied upon by, filed with, disclosed to, quoted in any manner to, referenced in any written report, financial statement or other document to, or delivered to any other person, firm or corporation for any purpose, without my prior written consent, except that the Administrative Agent, each Agents, each Co-Agent and each Lender may use this opinion (i) in connection with a review of the Credit agreement and transactions related thereto by a regulatory agency having supervisory authority over any such Person for the purpose of confirming the existence of this opinion, (ii) in connection with the assertion of a defense as to which this opinion is relevant and necessary, (iii) in response to a court order or (iv) in connection with any assignment of any Advances or Commitment to an Eligible Assignee in accordance with the provisions of the Credit Agreement, and any such Eligible Assignee may rely on this opinion as if it were addressed and had been delivered to such Eligible Assignee on the date hereof.

                                         Very truly yours,




                                    SCHEDULE I

                           Lenders, Co-Agents and Agents


                 [conform to signature pages of Credit Agreement]


                                    SCHEDULE II

                                Material Litigation



                                       None.

                                    EXHIBIT E



                  [LETTERHEAD OF GREYHOUND FINANCIAL CORPORATION]


                     REQUEST FOR EXTENSION OF TERMINATION DATE


                                                   _____________________, 19___

   [NAME AND ADDRESS OF LENDER]

   Gentlemen

             In accordance with Section 2.17 of the Fifth Amendment and Restatement, dated as of May 17, 1993, of the Credit Agreement, dated as of May 31, 1976, as theretofore amended (the "Credit Agreement"; terms defined therein being used herein as therein defined), among the undersigned, the Lenders parties thereto, the Co-Agents parties thereto, Bank of America National Trust and Savings Association, Chemical Bank and Citibank, N.A., as Agents, and Citibank, N.A., as Administrative Agent, the undersigned hereby requests that you consent to extension of the Termination Date to May 17, 19___, or, if such date is not a Business Day, the next succeeding Business Day.

             Please indicate your consent to such extension of the Termination Date by signing the attached copy of this letter in the space provided below and returning same to the undersigned, if possible by _____________, 19__ but, in any event, not later than ____________, 19___.

                                 Very truly yours,


                                 GREYHOUND FINANCIAL
                                   CORPORATION


                                 By __________________________
                                    Title:

             The undersigned Lender, party to the Credit Agreement, consents to the extension of the Termination Date as requested above.


                                 [NAME OF LENDER]



                                 ____________________________

                                 By ____________________________
                                 Title:

                                    EXHIBIT F
                             [FORM OF PROMISSORY NOTE]
                          GREYHOUND FINANCIAL CORPORATION
                                  PROMISSORY NOTE

                                                             New York, New York
                                                              ________ __, 19__

             For value received, Greyhound Financial Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of
   ___________________________
   (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Advance made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Advance. The Borrower promises to pay interest on the unpaid principal amount of each such Advance on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in United States dollars in same day funds at the Administrative Agent's office, as specified in the Credit Agreement.

             All Advances made by the Lender, the respective maturities thereof and all repayments of principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Advance then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, or in the records of such Lender in accordance with its usual practice; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

             This promissory note is one of the promissory notes referred to in
   Section 8.04 of the Fifth Amendment and Restatement dated as of May 18, 1993, of Credit Agreement dated as of May 31, 1976, as theretofore amended, among the Borrower, the Lenders named therein, the Co-Agents named therein, Bank of America National Trust and Savings Association, Chemical Bank and Citibank, N.A., as Agents, and Citibank, N.A., as Administrative Agent (said Fifth Amendment and Restatement, as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is hereby made to the Credit Agreement for provisions relating to this promissory note, including, without limitation, the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

                            GREYHOUND FINANCIAL CORPORATION


                            By____________________________
                                 Title:
                            Schedule to Promissory Note

                        ADVANCES AND PAYMENTS OF PRINCIPAL

                                      Amount of
             Amount of      Type of   Principal      Maturity  Notation
   Date      Advance        Advance   Repaid         Date      By

   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________